                                                                 Exhibit 4.2

                        AMENDED AND RESTATED DECLARATION

                                    OF TRUST


                           CALENERGY CAPITAL TRUST II

                         Dated as of February 26, 1997







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                               TABLE OF CONTENTS

                                                                    Page

                                   ARTICLE I
                         INTERPRETATION AND DEFINITIONS

 SECTION 1.1       Definitions.....................................  2

                       ARTICLE II
                   TRUST INDENTURE ACT

 SECTION 2.1       Trust Indenture Act; Application................ 11
 SECTION 2.2       Lists of Holders of Securities.................. 11
 SECTION 2.3       Reports by the Property Trustee................. 12
 SECTION 2.4       Periodic Reports to Property
                   Trustee......................................... 12
 SECTION 2.5       Evidence of Compliance with
                   Conditions Precedent............................ 12
 SECTION 2.6       Events of Default; Waiver....................... 13
 SECTION 2.7       Event of Default; Notice........................ 15

                       ARTICLE III
                       ORGANIZATION

 SECTION 3.1       Name............................................ 16
 SECTION 3.2       Office.......................................... 16
 SECTION 3.3       Purpose......................................... 16
 SECTION 3.4       Authority....................................... 16
 SECTION 3.5       Title to Property of the Trust.................. 17
 SECTION 3.6       Powers and Duties of the Regular
                   Trustees........................................ 17
 SECTION 3.7       Prohibition of Actions by the Trust
                   and the Trustees................................ 21
 SECTION 3.8       Powers and Duties of the Property
                   Trustee......................................... 22
 SECTION 3.9       Certain Duties and Responsibilities
                   of the Property Trustee......................... 26
 SECTION 3.10      Certain Rights of Property Trustee.............. 28
 SECTION 3.11      Delaware Trustee................................ 31
 SECTION 3.12      Not Responsible for Recitals or
                   Issuance of Securities.......................... 31
 SECTION 3.13      Duration of Trust............................... 31
 SECTION 3.14      Mergers......................................... 32

                       ARTICLE IV
                       SPONSOR

 SECTION 4.1       Sponsor's Purchase of Common
                   Securities...................................... 34
 SECTION 4.2       Responsibilities of the Sponsor................. 34


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                                                                       Page



                                   ARTICLE V
                                    TRUSTEES

  SECTION 5.1       Number of Trustees.................................. 35
  SECTION 5.2       Delaware Trustee.................................... 36
  SECTION 5.3       Property Trustee; Eligibility....................... 36
  SECTION 5.4       Qualifications of Regular Trustees
                    and Delaware Trustee Generally...................... 37
  SECTION 5.5       Initial Trustees.................................... 37
  SECTION 5.6       Appointment, Removal and
                    Resignation of Trustees............................. 38
  SECTION 5.7       Vacancies among Trustees............................ 40
  SECTION 5.8       Effect of Vacancies................................. 40
  SECTION 5.9       Meetings............................................ 40
  SECTION 5.10      Delegation of Power................................. 41
  SECTION 5.11      Merger, Conversion, Consolidation
                    or Succession to Business........................... 42

                          ARTICLE VI
                         DISTRIBUTIONS

  SECTION 6.1       Distributions....................................... 42

                          ARTICLE VII
                     ISSUANCE OF SECURITIES

  SECTION 7.1       General Provisions Regarding
                    Securities.......................................... 42
  SECTION 7.2       Execution and Authentication........................ 43
  SECTION 7.3       Form and Dating..................................... 44
  SECTION 7.4       Registrar, Paying Agent and Conver-
                    sion Agent.......................................... 47
  SECTION 7.5       Paying Agent to Hold Money in
                    Trust............................................... 48
  SECTION 7.6       Replacement Securities.............................. 48
  SECTION 7.7       Outstanding Preferred Securities.................... 49
  SECTION 7.8       Preferred Securities................................ 50
  SECTION 7.9       Temporary Securities................................ 50
  SECTION 7.10      Cancellation........................................ 50

                          ARTICLE VIII
               DISSOLUTION AND TERMINATION OF TRUST

  SECTION 8.1       Dissolution and Termination of
                    Trust............................................... 51

                                                                         Page

                                   ARTICLE IX
                                    TRANSFER

 SECTION 9.1      General................................................. 52
 SECTION 9.2      Transfer Procedures and
                  Restrictions............................................ 54
 SECTION 9.3      Deemed Security Holders................................. 66
 SECTION 9.4      Book Entry Interests.................................... 66
 SECTION 9.5      Notices to Clearing Agency.............................. 67
 SECTION 9.6      Appointment of Successor Clearing
                  Agency.................................................. 67

                         ARTICLE X
                LIMITATION OF LIABILITY OF
         HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

 SECTION 10.1     Liability............................................... 68
 SECTION 10.2     Exculpation............................................. 68
 SECTION 10.3     Fiduciary Duty.......................................... 69
 SECTION 10.4     Indemnification......................................... 70
 SECTION 10.5     Outside Businesses...................................... 74

                         ARTICLE XI
                         ACCOUNTING

 SECTION 11.1     Fiscal Year............................................. 74
 SECTION 11.2     Certain Accounting Matters.............................. 75
 SECTION 11.3     Banking................................................. 75
 SECTION 11.4     Withholding............................................. 76

                         ARTICLE XII
                   AMENDMENTS AND MEETINGS

 SECTION 12.1     Amendments.............................................. 76
 SECTION 12.2     Meetings of the Holders of S-
                  ecurities; Action by Written
                  Consent................................................. 79

                         ARTICLE XIII
    REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

 SECTION 13.1     Representations and Warranties of
                  Property Trustee........................................ 82

                         ARTICLE XIV
                     REGISTRATION RIGHTS

 SECTION 14.1     Registration Rights..................................... 83

                                                                       Page


                                   ARTICLE XV
                                 MISCELLANEOUS

 SECTION 15.1      Notices.............................................. 85
 SECTION 15.2      Governing Law........................................ 87
 SECTION 15.3      Intention of the Parties............................. 87
 SECTION 15.4      Headings............................................. 88
 SECTION 15.5      Successors and Assigns............................... 88
 SECTION 15.6      Partial Enforceability............................... 88
 SECTION 15.7      Counterparts......................................... 88

                             CROSS-REFERENCE TABLE*


    Section of
Trust Indenture Act                                            Section of
of 1939, as amended                                            Declaration


310(a)....................................................     5.3(a)
310(c)....................................................     Inapplicable
311(c)....................................................     Inapplicable
312(a)....................................................     2.2(a)
312(b)....................................................     2.2(b)
313.......................................................     2.3
314(a)....................................................     2.4
314(b)....................................................     Inapplicable
314(c)....................................................     2.5
314(d)....................................................     Inapplicable
314(f)....................................................     Inapplicable
315(a)....................................................     3.9(b)
315(c)....................................................     3.9(a)
315(d)....................................................     3.9(a)
316(a)....................................................     Annex I
316(c)....................................................     3.6(e)
---------------

* This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                           CALENERGY CAPITAL TRUST II

                               FEBRUARY 26, 1997



                  AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of February 26, 1997, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), CalEnergy Company, Inc., a Delaware corporation, as trust sponsor (the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the Trust issued pursuant to this Declaration;

                  WHEREAS, the Trustees and the Sponsor established CalEnergy Capital Trust II (the "Trust"), a trust under the Business Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of February 13, 1997, (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on February 13, 1997, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures (as defined herein) of the Debenture Issuer (as defined herein);

                  WHEREAS, as of the date hereof, no interests in the Trust have been issued;

                  WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

                  NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I
                         INTERPRETATION AND DEFINITIONS

SECTION 1.1               Definitions.

                  Unless the context otherwise requires:

                  (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.1;

                  (b) a term defined anywhere in this Declaration has the same meaning throughout;

                  (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

                  (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections and Annexes and Exhibits to this Declaration unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

                  (f) a reference to the singular includes the plural and vice versa.

                  "Additional Interest" means if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, such amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments and governmental charges will not be less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

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                  "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.


                  "Applicable Procedures" means the rules and procedures of the Depositary, Euroclear, and CEDEL applicable to transfer or exchange of beneficial interests in book-entry securities.

                  "Authorized Officer" of a Person means any Person that is authorized to bind such Person provided, however that the Authorized Officer signing an Officer's Certificate given pursuant to section 314(a)(4) of the Trust Indenture Act shall be the principal executive, financial or accounting officer of such Person.

                  "Book Entry Interest" means a beneficial interest in a Global Preferred Security, ownership and transfers of which shall be maintained and made through book entries by a Depositary as described in Section 9.4.

                  "Business Day" means any day other than a day on which banking institutions in the City of New York or in Wilmington, Delaware are authorized or required by law to close.

                  "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss.3801 et seq., as it may be amended from time to time, or any successor legislation.

                  "Certificate" means a certificate in global or definitive form representing a Common Security or a Preferred Security.

                  "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act.

                  "Closing Date" means February 26, 1997.

                  "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any successor legislation.

                  "Commission" means the Securities and Exchange Commission.

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                  "Common Securities" has the meaning set forth in Section
7.1(a).

                  "Company Indemnified Person" means (a) any Regular Trustee;
(b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

                  "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

                  "Conversion Agent" has the meaning set forth in Section 7.4.

                  "Debenture Issuer" means the Sponsor in its capacity as issuer of the Debentures.

                  "Debenture Trustee" means The Bank of New York, a New York banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

                  "Debentures" means the series of Debentures to be issued by the Debenture Issuer under the Indenture to be held by the Property Trustee, a specimen certificate for such series of Debentures being Exhibit B.

                  "Definitive Preferred Securities" means the Restricted Definitive Preferred Security and any other Preferred Securities in definitive form issued by the Trust.

                  "Delaware Trustee" has the meaning set forth in Section 5.2.

                  "Depositary" means The Depository Trust Company, the initial Clearing Agency or any Clearing Agency appointed as successor to The Depository Trust Company pursuant to Section 9.4.

                  "Direct Action" has the meaning set forth in Section 3.8(c).

                  "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.1.

                  "Event of Default" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

                  "Exchanged Global Preferred Security" has the meaning set forth in Section 9.2(b).

                  "Fiduciary Indemnified Person" has the meaning set forth in
Section 10.4(b).

                  "Fiscal Year" has the meaning set forth in Section 11.1.

                  "Global Preferred Security" means a 144A Global Preferred Security or a Regulation S Global Preferred Security.

                  "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

                  "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

                  "Indenture" means the Indenture dated as of February 26, 1997, between the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

                  "Initial Purchasers" has the meaning set forth in the Purchase Agreement.

                  "Investment Company" means an investment company as defined in the Investment Company Act.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                  "Investment Company Event" has the meaning set forth in the terms of the Securities as set forth in Annex I hereto.

                  "Legal Action" has the meaning set forth in Section 3.6(g).

                  "Liquidated Damages" has the meaning set forth in Section 9.5.

                  "List of Holders" has the meaning set forth in Section 2.2(a).

                  "Majority in liquidation amount of the Securities" means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                  "Ministerial Action" has the meaning set forth in the terms of the Securities as set forth in Annex I hereto.

                  "Offering Memorandum" means the confidential offering circular, dated as of February 20, 1997, relating to the issuance by the Trust of Preferred Securities.

                  "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

                          (a) a statement that the officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

                          (b) a brief statement of the nature and scope of the examination or investigation undertaken upon which the statements or opinions contained in such Certificate are based;

                          (c) a statement that, in such officer's opinion, such officer has made or caused to be made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

                  "Participants" has the meaning set forth in Section 7.3(c).

                  "Paying Agent" has the meaning set forth in Section 7.4.

                  "Payment Amount" has the meaning set forth in Section 6.1.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "PORTAL" has the meaning set forth in section 3.6(b)(iii).

                  "Preferred Securities" has the meaning set forth in Section 7.1(a).

                  "Preferred Securities Guarantee" means the guarantee agreement dated as of February 26, 1997, of the Sponsor in respect of the Preferred Securities.

                  "Preferred Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with such Depositary (directly as a Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

                  "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.3.

                  "Property Trustee Account" has the meaning set forth in
Section 3.8(c).

                  "Purchase Agreement" shall have the meaning set forth in
Section 7.3(a).

                  "QIB" means a "qualified institutional buyer," as defined in Rule 144A.

                  "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

                  "Registrable Securities" has the meaning set forth in Section 9.5.

                  "Registrar" has the meaning set forth in Section 7.4.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated February 26, 1997, among the Sponsor, the Trust, and the Initial Purchasers named in the Purchase Agreement.

                  "Regular Trustee" means any Trustee other than the Property Trustee and the Delaware Trustee.

                  "Regulation S" has the meaning set forth in Section 7.3(b).

                  "Regulation S Global Preferred Security" has the meaning set forth in Section 7.3(b).

                  "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

                  "Responsible Officer" means, with respect to the Property Trustee, any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the Corporate Trust Department of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Preferred Security" has the meaning set forth in Section 7.3(c).

                  "Restricted Period" means the one-year period following the last issue date for the Preferred Securities (including Preferred Securities issued to cover overallotments and Common Securities issued in connection with related capital contributions). The Sponsor shall inform the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

                  "Restricted Preferred Securities" means a Restricted Definitive Preferred Security or a Rule 144A Global Preferred Security.

                  "Restricted Securities Legend" has the meaning set forth in
Section 9.2(j).

                  "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.


                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Global Preferred Security" has the meaning set forth in Section 7.3(d).

                  "Securities" means the Common Securities and the Preferred Securities.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

                  "Securities Custodian" means the custodian with respect to the Rule 144A Global Preferred Security and any other Preferred Security in global form.

                  "Shelf Registration Statement" has the meaning set forth in
Section 14.1.

                  "Special Event" has the meaning set forth in Annex I hereto.

                  "Sponsor" means CalEnergy Company, Inc., a Delaware corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

                  "Successor Entity" has the meaning set forth in Section 3.15(b)(i).

                  "Successor Property Trustee" has the meaning set forth in
Section 5.6.

                  "Successor Securities" has the meaning set forth in Section 3.15(b)(i)(B).

                  "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

                  "Tax Event" has the meaning set forth in Annex I hereto.

                  "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Trust" means CalEnergy Capital Trust II, a trust created under the Business Trust Act.

                  "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                  "Unrestricted Definitive Preferred Security" means a Preferred Security in definitive, fully registered form without distribution coupons, that does not bear the Restricted Securities Legend and is free from any restriction on transfer (other than any such restriction attributable solely to any Holder's status).


                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application.

                  (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration, which are incorporated by reference in and made part of this Declaration and shall, to the extent applicable, be governed by such provisions.

                  (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

                  (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by ss.ss. 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2 Lists of Holders of Securities.

                  (a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Property Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity) provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Property Trustee shall comply with its obligations under ss.ss. 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Property Trustee.

                  Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by ss. 313 of the Trust Indenture Act, if any, in the form and in the manner provided by ss. 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of ss. 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to Property Trustee.

                  Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by ss. 314 of the Trust Indenture Act (if any) and the compliance certificate required by ss. 314 of the Trust Indenture Act in the form, in the manner and at the times required by ss. 314 of the Trust Indenture Act.

SECTION 2.5               Evidence of Compliance with Conditions
                          Precedent.

                  Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in ss. 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to ss. 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6 Events of Default; Waiver.

                  (a) The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

                          (i) is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

                          (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

                  The foregoing provisions of this Section 2.6(a) shall be in lieu of ss. 316(a)(1)(B) of the Trust Indenture Act and such ss. 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

                  (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the
Indenture:

                          (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this
         Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or

                          (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, that each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of ss.ss. 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such ss.ss. 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

                  (c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of ss. 316(a)(1)(B) of the Trust Indenture Act and such ss. 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7 Event of Default; Notice.

                  (a) The Property Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures or in the payment of any sinking fund installment established for the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                  (b) The Property Trustee shall not be deemed to have knowledge of any default except:

                          (i) a default under Sections 501(1) and 501(2) of the Indenture; or

                          (ii) any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of the Declaration shall have actual knowledge.

                                  ARTICLE III
                                  ORGANIZATION

SECTION 3.1  Name.

                  The Trust is named "CalEnergy Capital Trust II," as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 3.2  Office.

                  The address of the principal office of the Trust is c/o CalEnergy Company, Inc., 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, Attention: Chief Financial Officer, with a copy to: General Counsel. On 10 Business Days written notice to the Holders of Securities, the Regular Trustees may designate another principal office.

SECTION 3.3  Purpose.

                  The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4  Authority.

                  (a) Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

                  (b) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

                  (c) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6, provided, that the registration statement referred to in Section 3.6, including any amendments thereto, shall be signed by a majority of the Regular Trustees; and

                  (d) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to
Section 3.6.

SECTION 3.5 Title to Property of the Trust.

                  Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6 Powers and Duties of the Regular Trustees.

                  The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

                  (a) to issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to simultaneous issuance of both Preferred Securities and Common Securities on the Closing Date and any other date Preferred Securities and Common Securities are sold pursuant to the over-allotment option granted in the Purchase Agreement;

                  (b) in connection with the issue and sale of the Preferred Securities, at the direction of the Sponsor, to:

                          (i) prepare and execute, if necessary, an offering memorandum (the "Offering Memorandum") in preliminary and final form prepared by the Sponsor, in relation to the offering and sale of Preferred Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act, to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) and outside the United States to non-U.S. Persons in offshore transactions in reliance on Regulation S under the Securities Act and to execute and file with the Commission, at such time as determined by the Sponsor, a registration statement filed on Form S-3 prepared by the Sponsor, including any amendments thereto in relation to the Preferred Securities;

                          (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Preferred Securities in any State or foreign jurisdiction in which the Sponsor has determined to qualify or register such Preferred Securities for sale;

                          (iii) execute and file an application, prepared by the Sponsor, to the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market and, at such time as determined by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing or quotation of the Preferred Securities;

                          (iv) to execute and deliver letters, documents, or instruments with the Depositary relating to the Preferred Securities;

                          (v) execute and file with the Commission, at such time as determined by the Sponsor, a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act; and

                          (vi) execute and enter into the Purchase Agreement, Registration Rights Agreement and other related agreements providing for the sale of the Preferred Securities;

                  (c) to acquire the Debentures with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;

                  (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided that the Regular Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Special Event;

                  (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of ss.316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

                  (f) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Securities;

                  (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

                  (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

                  (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

                  (j) to give the certificate required by ss. 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

                  (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

                  (l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

                  (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

                  (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

                  (o) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

                  (p) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

                          (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                          (ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

                          (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

provided that such action does not materially adversely affect the interests of Holders; and

                  (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.

                  The Regular Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

                  Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

                  Any expenses incurred by the Regular Trustees pursuant to this
Section 3.6 shall be reimbursed by the Debenture Issuer.

SECTION 3.7 Prohibition of Actions by the Trust and the Trustees.

                  (a) The Trust shall not, and the Trustees (including the Property Trustee) on behalf of the Trust shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

                          (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

                          (ii) acquire any assets other than as expressly provided herein;

                          (iii) possess Trust property for other than a Trust purpose;

                          (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

                          (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

                          (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

                          (vii) other than as provided in this Declaration or Annex I hereto, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or
         (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless, in the case of each action described in Clause (A), (B), (C) or
         (D) the Trust shall have received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust.

SECTION 3.8 Powers and Duties of the Property Trustee.

                          (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property

Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

                  (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

                  (c) The Property Trustee shall:

                          (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Preferred Securities and Holders of the Common Securities from the Property Trustee Account in accordance with Section
         6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Preferred Securities by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                          (ii) engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the redemption of the Preferred Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

                          (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as so directed as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain special events (as may be defined in the terms of the Securities) arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.

                  (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.

                  (e) The Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Sponsor to pay interest or principal on the Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Securities. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Sponsor to such Holder of Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Securities (other than rights arising from an Event of Default described in the immediately preceding sentence) after any Holder of Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Preferred Securities may, to the fullest extent permitted by law, institute a Direct Action to enforce the Property Trustee's rights as holder of the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

                  (f) The Property Trustee shall not resign as a Trustee unless either:

                          (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

                          (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.

                  (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities. In no event, however, shall the Property Trustee, in its capacity as holder of the Debentures, have the power to convert the Debentures.

                  (h) The Property Trustee will act as Paying Agent and Registrar both in London and New York to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all securities and any such Paying Agent shall comply with ss. 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

                  (i) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

                  The Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9 Certain Duties and Responsibilities of the Property Trustee.

                  (a) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                          Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                                    (B) in the absence of bad faith on the part
                          of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                          (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

                          (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

                          (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                          (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to
         Section 3.8(c)(i) and except to the extent otherwise required by law;
         and

                          (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

SECTION 3.10  Certain Rights of Property Trustee.

                  (a)      Subject to the provisions of Section 3.9:

                          (i) the Property Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                          (ii) any direction or act of the Sponsor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officer's Certificate;

                          (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

                          (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                          (v) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                          (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee adequate security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee provided, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

                          (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, security, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                          (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                          (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                          (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action,
         (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

                          (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

                          (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it

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



         to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

                  (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11 Delaware Trustee.

                  Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of ss. 3807 of the Business Trust Act.

SECTION 3.12               Not Responsible for Recitals or Issuance of
                           Securities.

                  The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.13 Duration of Trust.

                  The Trust, unless terminated pursuant to the provisions of
Article VIII hereof, shall exist until February 13, 2022.

SECTION 3.14  Mergers.

                  (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or body, except as described in Section 3.14(b) and (c).

                  (b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

                          (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

                                    (A) expressly assumes all of the obligations
                          of the Trust under the Securities; or

                                    (B) substitutes for the Preferred Securities
                          other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities with respect to Distributions, assets and payments upon liquidation, redemption and otherwise;

                          (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the Holder of the Debentures;

                          (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Preferred Securities are then listed or quoted;

                          (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                          (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect;

                          (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

                          (vii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee; and

                          (viii) prior to such merger, consolidation, amalgamation or replacement, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that:

                                    (A) such merger, consolidation, amalgamation
                  or replacement will not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity);

                                    (B) following such merger, consolidation,
                  amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                                    (C) following such merger, consolidation,
                  amalgamation or replacement, the Trust (or the Successor Entity) will be treated as a grantor trust for United States federal income tax purposes.

                  (c) Notwithstanding Section 3.14(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                   ARTICLE IV
                                    SPONSOR

SECTION 4.1  Sponsor's Purchase of Common Securities.

                  On the Closing Date and on any other date Preferred Securities are sold pursuant to the over-allotment option granted in the Purchase Agreement, the Sponsor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to 3% of the capital of the Trust, at the same time as the Preferred Securities are sold.

SECTION 4.2 Responsibilities of the Sponsor.

                  In connection with the issue and sale of the Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities, as applicable:

                  (a) to prepare the Offering Memorandum and to prepare for filing by the Trust with the Commission the Shelf Registration Statement, including any amendments thereto;

                  (b) to determine the States and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions that must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

                  (c) to prepare for filing by the Trust an application to PORTAL and to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Preferred Securities;

                  (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

                  (e) to negotiate the terms of the Purchase Agreement, Registration Rights Agreement and other related agreements providing for the sale of the Preferred Securities.


                                   ARTICLE V
                                    TRUSTEES

SECTION 5.1 Number of Trustees.

                  The number of Trustees shall be five (5), and:

                  (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

                  (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

provided, however, that the number of Trustees shall in no event be less than two (2); provided further that (1) one Trustee, the Delaware Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware; (2) there shall be at least one Regular Trustee who is an employee or officer of, or is affiliated with the Sponsor; and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

SECTION 5.2 Delaware Trustee.

                  If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

                  (a) a natural person who is resident of the State of Delaware; or

                  (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

SECTION 5.3  Property Trustee; Eligibility.

                  (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

                          (i) not be an Affiliate of the Sponsor;

                          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this
         Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

                          (iii) if the Trust is excluded from the definition of an Investment Company solely by means of Rule 3a-5 and to the extent Rule 3a-5 requires a trustee having certain qualifications to hold title to the "eligible assets" of the trust, the Property Trustee shall possess those qualifications.

                  (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

                  (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of ss. 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in ss. 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of ss. 310(b) of the Trust Indenture Act.

                  (d) The Preferred Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

                  (e) The initial Property Trustee shall be set forth in Section
5.5 hereof.

SECTION 5.4 Qualifications of Regular Trustees and Dela-ware Trustee Generally.

                  Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5 Initial Trustees.

         The initial Regular Trustees shall be:

                  Steven A. McArthur
                  c/o CalEnergy Company, Inc.
                  302 South 36th Street, Suite 400
                  Omaha, Nebraska  68131

                  John G. Sylvia
                  c/o CalEnergy Company, Inc.
                  302 South 36th Street, Suite 400
                  Omaha, Nebraska  68131

                  Gregory Abel
                  c/o CalEnergy Company, Inc.
                  302 South 36th Street, Suite 400
                  Omaha, Nebraska  68131


         The initial Delaware Trustee shall be:

                  The Bank of New York (Delaware)
                  23 White Clay Center
                  Route 273
                  Newark, Delaware  19711


         The initial Property Trustee shall be:

                  The Bank of New York
                  101 Barclay Street
                  Corporate Trust Trustee Administration
                  Floor 21 West
                  New York, New York  10286

SECTION 5.6                Appointment, Removal and Resignation of
                           Trustees.

                  (a) Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

                          (i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

                          (ii) after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities.

                  (b) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor.

                  (c) The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Successor

Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

                  (d) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                          (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                                    (A) until a Successor Property Trustee has
                          been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

                                    (B) until the assets of the Trust have been
                          completely liquidated and the proceeds thereof distributed to the holders of the Securities.

                          (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

                  (e) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

                  (f) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this
Section 5.6 within 60 days
after delivery to the Sponsor and the Trust of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                  (g) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

SECTION 5.7 Vacancies among Trustees.

                  If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8 Effect of Vacancies.

                  The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.6, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

SECTION 5.9  Meetings.

                  If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile or overnight courier) not less than 24 hours before such meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

SECTION 5.10 Delegation of Power.

                  (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                  (b) the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 5.11  Merger, Conversion, Consolidation or
                           Succession to Business.

                  Any Person into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI
                                 DISTRIBUTIONS

SECTION 6.1  Distributions.

                  Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Preferred Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest (as defined in the Indenture), and Additional Interest), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders.


                                  ARTICLE VII
                             ISSUANCE OF SECURITIES

SECTION 7.1  General Provisions Regarding Securities.

                  (a) The Regular Trustees shall on behalf of the Trust issue one class of convertible preferred securities,

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



representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), having such terms (the "Terms") as are set forth in Annex I and one class of convertible common securities, representing undivided beneficial interests in the assets of the Trust (the "Common Securities"), having such terms as are set forth in Annex I. The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities. The Trust shall issue no Securities in bearer form.

                  (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

                  (c) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and nonassessable.

                  (d) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 7.2 Execution and Authentication.

                  (a) The Securities shall be signed on behalf of the Trust by a Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be such Regular Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the person who signed such Securities had not ceased to be such Regular Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee.

                  (b) One Regular Trustee shall sign the Preferred Securities for the Trust by manual or facsimile signature. Unless otherwise determined by the Trust, such signature shall, in the case of Common Securities, be a manual signature.

                  A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Preferred Security has been authenticated under this Declaration.

                  Upon a written order of the Trust signed by one Regular Trustee, the Property Trustee shall authenticate the Preferred Securities for original issue in paragraph 5 of the Securities. The aggregate number of Preferred Securities outstanding at any time shall not exceed the number set forth in the Terms in Annex I hereto except as provided in Section 7.6.

                  The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Securities. An authenticating agent may authenticate Preferred Securities whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate.

SECTION 7.3 Form and Dating.

                  The Preferred Securities and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Securities may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof. The Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Preferred Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Property

Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

                  The Preferred Securities are being offered and sold by the Trust pursuant to a Purchase Agreement relating to the Preferred Securities, dated February 20, 1997, among the Trust, the Sponsor and the Initial Purchasers named therein (the "Purchase Agreement").

                  (a) 144A Global Preferred Securities. Preferred Securities offered and sold in their initial distribution to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued in the form of one or more, permanent global Securities in definitive, fully registered form without distribution coupons and with the appropriate global legend and Restricted Securities Legend set forth in Exhibit A-1 hereto (each, a "Rule 144A Global Preferred Security"), which shall be deposited on behalf of the purchasers of the Preferred Securities represented thereby with the Property Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Trust and authenticated by the Property Trustee as hereinafter provided. The number of Preferred Securities represented by the Rule 144A Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Regulation S Global Preferred Securities. Preferred Securities offered and sold in their initial distribution in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global Securities in definitive, fully registered form without distribution coupons and with the appropriate global legend and Restricted Securities Legend set forth in Exhibit A-1 hereto (collectively, the "Regulation S Global Preferred Security"), which shall be deposited on behalf of the purchasers of the Preferred Securities represented thereby with the Property Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Trust and authenticated by the Property Trustee as hereinafter provided, for credit to the respective accounts at the Depositary of the depositories for Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, or CEDEL. Until such time as the Restricted Period shall have terminated, investors may hold beneficial interests in such Regulation S Global Preferred Security only through Euroclear and CEDEL, unless delivery of such beneficial interest shall be made through the Rule 144A Global Preferred Security in accordance with the certification requirements set forth below in Section 9.2(d). After the Restricted Period shall have terminated, such certification requirements shall no longer be required for such transfers. As used herein, the term "Restricted Period" means the period up to (but not including) the 40th day following the later of (i) the date of the commencement of the offering of the Preferred Securities and (ii) the last original issuance date of the Preferred Securities. The number of Preferred Securities represented by the Regulation S Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Depositary or its nominee as hereinafter provided.


                  (c) Book-Entry Provisions. This Section 7.3(c) shall apply only to the Rule 144A Global Preferred Securities, the Regulation S Global Preferred Securities and such other Preferred Securities in global form as may be authorized by the Trust to be deposited with or on behalf of the Depositary.

                  The Trust shall execute and the Property Trustee shall, in accordance with this Section 7.3, authenticate and make available for delivery initially one or more Rule 144A Global Preferred Securities and one or more Regulation S Global Preferred Securities that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Property Trustee to the Depositary or pursuant to the Depositary's written instructions or held by the Property Trustee as custodian for the Depositary.

                  Neither any members of, or participants in, the Depositary ("Participants") nor any other Persons on whose behalf Participants may act (including Euroclear and CEDEL and account holders and participants therein) shall have any rights under this Declaration with respect to any Global Preferred Security held on their behalf by the Depositary or by the Property Trustee as the custodian of the Depositary or under such Global Preferred Security, and the Depositary may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Preferred Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Security.

                  (d) Certificated Securities. Preferred Securities sold other than in reliance on Regulation S or to QIBs will be issued only in definitive certificated form and will be issued initially in minimum denominations of 5,000 Preferred Securities. Purchasers of Preferred Securities who are QIBs acting on behalf of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and did not purchase Preferred Securities in reliance on Regulation S under the Securities Act will receive Preferred Securities in the form of individual certificates in definitive, fully registered form without distribution coupons and with the Restricted Securities Legend set forth in Exhibit A-1 hereto ("Restricted Definitive Preferred Securities"). Restricted Definitive Preferred Securities will bear the Restricted Securities Legend set forth on Exhibit A-1 unless removed in accordance with Section 9.2.

SECTION 7.4  Registrar, Paying Agent and Conversion Agent.

                  The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York or in the city of London, England, as the case may be, (i) an office or agency where Preferred Securities may be presented for registration of transfer or from exchange ("Registrar"), (ii) an office or agency where Preferred Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Preferred Securities and of their transfer and exchange. The Trust may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more

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co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Trust may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent. The Trust shall act as Paying Agent, Registrar, co-registrar, and Conversion Agent for the Common Securities.

                  The Trust initially appoints the Property Trustee as Registrar, Paying Agent, and Conversion Agent for the Preferred Securities.

SECTION 7.5  Paying Agent to Hold Money in Trust.

                  The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of principal or distribution on the Securities, and will notify the Property Trustee if there are insufficient funds. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 7.6 Replacement Securities.

                  If the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if

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such Security is mutilated and is surrendered to the Trust or in the case of the
Preferred Securities to the Property Trustee, the Trust shall issue and the Property Trustee shall authenticate a replacement Security if the Property Trustee's and the Trust's requirements, as the case may be, are met. If required by the Property Trustee or the Trust, an indemnity bond must be sufficient in the judgment of both to protect the Trustees, the Property Trustee, the Sponsor or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Sponsor may charge for its expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Sponsor pursuant to Article III hereof, the Sponsor in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Every replacement Security is an additional obligation of the Trust.

SECTION 7.7  Outstanding Preferred Securities.

                  The Preferred Securities outstanding at any time are all the Preferred Securities authenticated by the Property Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Preferred Security is replaced, paid or purchased pursuant to Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Preferred Security is held by a bona fide purchaser.

                  If Preferred Securities are considered paid in accordance with the terms of this Declaration, they cease to be outstanding and interest on them ceases to accrue.

                  A Preferred Security does not cease to be outstanding because one of the Trust, the Sponsor or an Affiliate of the Sponsor holds the Security.


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SECTION 7.8 Preferred Securities in Treasury.

                  In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Preferred Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee knows are so owned shall be so disregarded.

SECTION 7.9 Temporary Securities.

                  (a) Until definitive Securities are ready for delivery, the Trust may prepare and, in the case of the Preferred Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and deliver to the Property Trustee Preferred Securities in certificated form (other than in the case of Preferred Securities in global form) and thereupon any or all temporary Preferred Securities (other than any such Preferred Securities in global form) may be surrendered in exchange therefor, at the office of the Registrar, and the Property Trustee shall authenticate and deliver an equal aggregate liquidation amount of definitive Preferred Securities in certificated form in exchange for temporary Preferred Securities (other than any such Preferred Securities in global form). Such exchange shall be made by the Trust at its own expense and without any charge therefor. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Declaration as Securities in definitive certificated form authenticated (in the case of Preferred Securities) and delivered hereunder.

SECTION 7.10  Cancellation.

                  The Trust at any time may deliver Preferred Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Property Trustee any Preferred Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Property Trustee shall

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



promptly cancel all Preferred Securities, surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall dispose of cancelled Preferred Securities as the Trust directs. The Trust may not issue new Preferred Securities to replace Preferred Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any holder has converted.


                                  ARTICLE VIII
                      DISSOLUTION AND TERMINATION OF TRUST

SECTION 8.1 Dissolution and Termination of Trust.

                  (a)      The Trust shall dissolve:

                           (i)  upon the bankruptcy of the Sponsor;

                           (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor, upon the consent of at least a Majority in liquidation amount of the Securities, voting together as a single class, to file a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof, except, in each case, to the extent permitted by Article Eight of the Indenture;

                           (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust;

                           (iv) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

                           (v) upon the occurrence and continuation of a Tax Event or an Investment Company Event pursuant to which the Sponsor causes the Regular Trustees to dissolve the Trust in accordance with the terms of the Securities;

                           (vi) upon the distribution of the common stock of the Sponsor to Holders of all outstanding Securities upon conversion of all such Securities;

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                           (vii) the expiration of the term of the Trust on
         February 13, 2012; or

                           (viii) before the issuance of any Securities, with the consent of all the Regular Trustees and the Sponsor.

                  (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), and upon the completion of the winding up of the Trust, one of the Trustees (each of whom is hereby authorized to take such action) shall file a certificate of cancellation with the Secretary of State of the State of Delaware thereby terminating the Trust.

                  (c) The provisions of Section 3.9 and Article X shall survive the termination of the Trust.


                                   ARTICLE IX
                             TRANSFER AND EXCHANGE

SECTION 9.1  General.

                  (a) When Preferred Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of Preferred Securities represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trust shall issue and the Property Trustee shall authenticate Preferred Securities at the Registrar's request.

                  (b) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

                  (c) Subject to this Article IX, the Sponsor and any Related Party may only transfer Common Securities to the Sponsor or a Related Party of the Sponsor; provided that, any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally

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



recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

                          (i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

                          (ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

                  (d) The Regular Trustees shall provide for the registration of Securities and of transfers of Securities, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Regular Trustees shall cause one or more new Securities to be issued in the name of the designated transferee or transferees. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled in accordance with
Section 7.10. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

                  (e) The Trust shall not be required (i) to issue, register the transfer of, or exchange, Preferred Securities during a period beginning at the opening of business 15 days before the day of any selection of Preferred Securities for redemption set forth in the terms of the Securities as set forth in Annex I hereto and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Security being redeemed in part.


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SECTION 9.2 Transfer Procedures and Restrictions.

                  (a) Transfer and Exchange of Definitive Preferred Securities. When Definitive Preferred Securities are presented to the Registrar or co-Registrar

                  (x) to register the transfer of such Definitive Preferred Securities; or

                  (y) to exchange such Definitive Preferred Securities for an equal number of Definitive Preferred Securities of another number,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Preferred Securities surrendered for transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (ii) in the case of Restricted Definitive Preferred Securities shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Restricted Preferred Securities
                          are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Definitive Preferred Security); or

                                    (B) if such Restricted Preferred Securities
                          are being transferred to a QIB in accordance with Rule 144A, a certification from such Holder to that effect (in the form set forth on the reverse of the Definitive Preferred Security); or


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



                                    (C) if such Restricted Preferred Securities
                          are being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S, or (ii) pursuant to an effective registration statement under the Securities Act, or
                          (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act that is acquiring the Restricted Preferred Securities for its own account, or for the account of such an institutional "accredited investor," not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, (X) a certification from such Holder to that effect (in the form set forth on the reverse of the Definitive Preferred Security), (Y) in the case of clauses (i), (iii), and (iv) above, if the Trust or the Registrar so requests, an opinion of counsel reasonably acceptable to the Trust or the Registrar, as the case may be, to the effect that such transfer is in compliance with the Securities Act, and (Z) in the case of clause (ii) above, a certificate signed by a Regular Trustee to the effect that a registration statement covering the sale of such Restricted Preferred Securities is effective.

                  (b) Transfer After Effectiveness of Shelf Registration Statement. After the effectiveness of a Shelf Registration Statement covering the resale of Preferred Securities, Preferred Securities transferred pursuant to such Shelf Registration Statement in compliance with Section 9.2(a)(ii)(C)(ii) will no longer be required to bear the Restricted Securities Legend, and beneficial interests in a Preferred Security in global form without legends will be available to transferees of Preferred Securities transferred pursuant to such Shelf Registration Statement, upon exchange of the transferring Holder's Restricted Definitive Preferred Security or directions to transfer such Holder's beneficial interest in the 144A Global Preferred Security, as the case may be. No such transfer or exchange

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



of a Restricted Definitive Preferred Security or of an interest in the 144A Global Preferred Security shall be effective unless the transferor delivers to the Trust a certification (in the applicable form set forth on the reverse of the Definitive Preferred Security) as to compliance by such Person with the provisions of this Declaration applicable to such transfer or exchange. After the effectiveness of the Shelf Registration Statement, the Trust shall issue and the Property Trustee, upon instruction from the Trust, shall authenticate a Preferred Security in global form without the Restricted Securities Legend (the "Exchanged Global Preferred Security") to deposit with the Depositary to evidence (i) transfers of beneficial interests in the 144A Global Preferred Security that are thereafter exchanged for interests in such Exchanged Global Preferred Security, and (ii) transfers of Restricted Definitive Preferred Securities and Unrestricted Definitive Preferred Securities with respect to which the transferee elects to take delivery in the form of beneficial interests in such Exchanged Global Preferred Security, in each case subject to compliance with the applicable provisions of this Declaration.

                  (c) 144A Global Preferred Security to Regulation S Global Preferred Security. If the holder of a beneficial interest in the 144A Global Preferred Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Preferred Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 9.2(c). Upon receipt by the Registrar of (i) written instructions given in accordance with the Applicable Procedures from a Participant directing the Registrar to credit or cause to be credited to a specified Participant's account a beneficial interest in the Regulation S Global Preferred Security in a number of Preferred Securities equal to that as to which a beneficial interest in the 144A Global Preferred Security is to be so transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant (and, if applicable, the Euroclear or CEDEL account, as the case may be) to be credited with, and the account of the Participant to be debited for, such beneficial interest, and (iii) a certificate in substantially the form set forth in Exhibit D given by the holder of such beneficial interest, the Registrar shall instruct the Depositary to reduce the number

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



of Preferred Securities represented by the 144A Global Preferred Security, and to increase the number of Preferred Securities represented by the Regulation S Global Preferred Security, by the number of Preferred Securities as to which a beneficial interest in the 144A Global Preferred Security is to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which during the Restricted Period shall be the Participant for Euroclear or CEDEL or both, as the case may be) a beneficial interest in the Regulation S Global Preferred Security in a number of Preferred Securities equal to that by which the 144A Global Preferred Security was reduced upon such transfer.

                  (d) Regulation S Global Preferred Security to 144A Global Preferred Security. If, during the Restricted Period, the holder of a beneficial interest in the Regulation S Global Preferred Security wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the 144A Global Preferred Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this
Section 9.2(d). Upon receipt by the Registrar of (i) written instructions given in accordance with the Applicable Procedures from a Participant directing the Registrar to credit or cause to be credited to a specified Participant's account a beneficial interest in the 144A Global Preferred Security in a number of Preferred Securities equal to that as to which a beneficial interest in the Regulation S Global Preferred Security is to be so transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant (and, if applicable, the Euroclear or CEDEL account, as the case may be) to be credited with, and the account of the Participant to be debited for, such beneficial interest, and (iii) a certificate in substantially the form set forth in Exhibit E given by the holder of such beneficial interest, the Registrar shall instruct the Depositary to reduce the number of Preferred Securities represented by the Regulation S Global Preferred Security, and to increase the number of Preferred Securities represented by the 144A Global Preferred Security, by the number of Preferred Securities as to which a beneficial interest in the Regulation S Global Preferred Security is to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the 144A

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



Global Preferred Security in a number of Preferred Securities equal to that by which the Regulation S Global Preferred Security was reduced upon such transfer.

                  (e) Restrictions on Transfer of a Definitive Preferred Security for a Beneficial Interest in a Global Preferred Security. A Definitive Preferred Security may not be exchanged for a beneficial interest in a Global Preferred Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Preferred Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Property Trustee, together with:

                           (i) if such Definitive Preferred Security is a Restricted Preferred Security, certification, in the form set forth on the reverse of the Preferred Security, that such Definitive Preferred Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                           (ii) whether or not such Definitive Preferred Security is a Restricted Preferred Security, written instructions directing the Property Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Preferred Security to reflect an increase in the number of the Preferred Securities represented by the Global Preferred Security, then the Property Trustee shall cancel such Definitive Preferred Security and cause, or direct the Depositary to cause, the aggregate number of Preferred Securities represented by the Global Preferred Security to be increased accordingly. If no Global Preferred Securities are then outstanding, the Trust shall issue and the Property Trustee shall authenticate, upon written order of any Regular Trustee, an appropriate number of Preferred Securities in global form.

                  (f) Transfer and Exchange of Global Preferred Securities. The transfer and exchange of Global Preferred Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

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




                  (g) Transfer of a Beneficial Interest in a Global Preferred Security for a Definitive Preferred Security.

                           (i) Any Person having a beneficial interest in a Global Preferred Security that is being transferred or exchanged pursuant to clause (A) or (B) below and not pursuant to an effective Shelf Registration Statement may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Preferred Security representing the same number of Preferred Securities. Upon receipt by the Property Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Preferred Security of written instructions or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Restricted Preferred Security and the following additional information and documents (all of which may be submitted by facsimile):

                                    (A) if such beneficial interest is being
                          transferred to the Person designated by the Depositary as being the owner of a beneficial interest in a Global Preferred Security, a certification from such Person to that effect (in the form set forth on the reverse of the Definitive Preferred Security); or

                                    (B) if such beneficial interest is being
                          transferred to a QIB in accordance with Rule 144A, a certification from the transferor to that effect (in the form set forth on the reverse of the Definitive Preferred Security); or

                                    (C) if such beneficial interest is being
                          transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S, or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) under the

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                          Securities Act that is acquiring the Restricted
                          Preferred Securities for its own account, or for the account of such an institutional "accredited investor", not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, (X) a certification from the transferee or transferor to that effect (in the form set forth on the reverse of the Definitive Preferred Security), (Y) in the case of clauses (i), (iii), and
                          (iv) above, if the Trust or the Registrar so requests, an opinion of counsel reasonably acceptable to the Trust or the Registrar, as the case may be, to the effect that such transfer is in compliance with the Securities Act, and (Z) in the case of clause (ii) above, a certificate signed by a Regular Trustee to the effect that a registration statement covering the sale of such Restricted Preferred Securities is effective.

         then the Property Trustee or the Securities Custodian, at the direction of the Property Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Preferred Security to be reduced on its books and records and, following such reduction, the Trust will execute and the Property Trustee will authenticate and deliver to the transferee a Definitive Preferred Security.

                           (ii) Definitive Preferred Securities issued in 3 exchange for a beneficial interest in a Global Preferred Security pursuant to this Section 9.2(g) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or indirect participants or otherwise, shall instruct the Property Trustee. The Property Trustee shall deliver such Preferred Securities to the persons in whose names such Preferred Securities are so registered in accordance with the instructions of the Depositary.

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                  (h) Restrictions on Transfer and Exchange of Global Preferred
Securities. Notwithstanding any other provisions of this Declaration (other than the provisions set forth in subsection (j) of this Section 9.2), a Global Preferred Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (i) Authentication of Definitive Preferred Securities. If at any time:

                           (i) the Depositary notifies the Trust that the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Securities or has ceased to be a Clearing Agency registered under the Act and a successor Depositary for the Global Preferred Securities is not appointed by the Trust at the direction of the Sponsor within 90 days after delivery of such notice; or

                           (ii) in the case of a Global Preferred Security held for an account of Euroclear or CEDEL, Euroclear or CEDEL, as the case may be, (A) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or (B) announces an intention permanently to cease business or does in fact do so; or

                           (iii) the Trust, in its sole discretion, notifies the Property Trustee in writing that it elects to cause the issuance of Definitive Preferred Securities under this Declaration, then the Trust will execute, and the Property Trustee, upon receipt of a written order of the Trust signed by one Regular Trustee requesting the authentication and delivery of Definitive Preferred Securities to the Persons designated by the Trust, will authenticate and deliver Definitive Preferred Securities, in an aggregate principal amount equal to the principal amount of Global Preferred Securities, in exchange for such Global Preferred Securities.


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                           (j) Legend.

                           (i) Until three (3) years after the later of the original issuance date of any Restricted Preferred Security or the last date that any Affiliate of the Trust was the owner of such Restricted Preferred Security, any Security evidencing such Restricted Preferred Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in the Indenture) shall bear a legend (the "Restricted Securities Legend") in substantially the following form (unless such Restricted Preferred Security has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or unless otherwise agreed by the Trust in writing, with notice thereof to the Registrar):

         THIS SECURITY (OR ITS PREDECESSOR), ANY CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE ISSUED IN EXCHANGE FOR THIS SECURITY, AND ANY COMMON STOCK (AND RELATED RIGHTS) ISSUED ON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO OR FOR THE ACCOUNT OR BENEFIT OF, "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CALENERGY COMPANY, INC.

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         (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS
         SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER (i) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON

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         THE REQUEST OF A HOLDER AFTER THE RESALE
         RESTRICTION TERMINATION DATE.

                           (ii) Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this
         Section 9.2, be exchanged for a new Security or Securities, of like tenor and aggregate number of Preferred Securities, which shall not bear the Restricted Securities Legend.

                  (k) Cancellation or Adjustment of Global Preferred Security. At such time as all beneficial interests in a Global Preferred Security have either been exchanged for Definitive Preferred Securities to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Preferred Security shall be returned to the Depositary for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Preferred Security is exchanged for Definitive Preferred Securities, Preferred Securities represented by such Global Preferred Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the Securities Custodian for such Global Preferred Security) with respect to such Global Preferred Security, by the Property Trustee or the Securities Custodian, to reflect such reduction.

                  (l) Obligations with Respect to Transfers and Exchanges of Preferred Securities.

                           (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Property Trustee shall authenticate Definitive Preferred Securities and Global Preferred Securities at the Registrar's or co-Registrar's request.

                           (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

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                           (iii) The Registrar or co-registrar shall not be
         required to register the transfer of or exchange of (a) any Definitive Preferred Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Preferred Security being redeemed in part, or (b) any Preferred Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Preferred Securities or 15 Business Days before a quarterly distribution date.

                           (iv) Prior to the due presentation for registrations of transfer of any Preferred Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Preferred Security is registered as the absolute owner of such Preferred Security for the purpose of receiving Distributions on such Preferred Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                           (v) All Preferred Securities issued upon any transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Preferred Securities surrendered upon such transfer or exchange.

                  (m)      No Obligation of the Property Trustee.

                           (i) The Property Trustee shall have no responsibility or obligation to any beneficial owner of a Global Preferred Security, any Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in the Preferred Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Securities shall be given or made only to or upon the order of the registered Holders

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         (which shall be the Depositary or its nominee in the case of a Global
         Preferred Security). The rights of beneficial owners in any Global Preferred Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary or any agent thereof with respect to its Participants and any beneficial owners.

                           (ii) The Property Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Preferred Security (including any transfers between or among Depositary Participants or beneficial owners in any Global Preferred Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 9.3  Deemed Security Holders.

                  The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Security represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4 Book Entry Interests.

                  Global Preferred Securities shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Depositary, and no Preferred Security Beneficial Owner will receive a definitive Preferred Security Certificate representing such Preferred Security Beneficial Owner's interests in such

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Global Preferred Securities, except as provided in Section 9.2. Unless and until definitive, fully registered Preferred Securities Certificates have been issued to the Preferred Security Beneficial Owners pursuant to Section 9.2:

                  (a) the provisions of this Section 9.4 shall be in full force and effect;

                  (b) the Trust and the Trustees shall be entitled to deal with the Depositary for all purposes of this Declaration (including the payment of Distributions on the relevant Global Preferred Securities and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole holder of the Global Preferred Securities and shall have no obligation to the Preferred Security Beneficial Owners;

                  (c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this
Section 9.4 shall control; and

                  (d) the rights of the Preferred Security Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or the Participants and receive and transmit payments of Distributions on the Global Certificates to such Participants. The Depositary will make book entry transfers among the Participants.

SECTION 9.5 Notices to Clearing Agency.

                  Whenever a notice or other communication to the Preferred Security Holders is required under this Declaration, the Regular Trustees shall, in the case of any Global Preferred Security, give all such notices and communications specified herein to be given to the Preferred Security Holders to the Depositary, and shall have no notice obligations to the Preferred Security Beneficial Owners.

SECTION 9.6  Appointment of Successor Clearing Agency.

                  If the Depository elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Regular Trustees may, in their

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sole discretion, appoint a successor Clearing Agency with respect to such
Preferred Securities.


                                   ARTICLE X
                           LIMITATION OF LIABILITY OF
                   HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1  Liability.

                  (a) Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

                           (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; or

                           (ii) be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

                  (b) The Holder of the Common Securities shall be liable as principal obligor, jointly and severally with the Trust, for all of the debts and obligations of the Trust (other than with respect to the Securities).

                  (c) Pursuant to ss. 3803(a) of the Business Trust Act, the Holders of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2  Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such

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Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 10.3 Fiduciary Duty.

                  (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture
Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

                  (b)      Unless otherwise expressly provided herein:

                           (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

                           (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities,


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the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

                  (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                           (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                           (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4  Indemnification.

                  (a) (i) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or

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         proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (ii) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                  (iii) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not par-

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         ties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

                  (iv) Expenses (including attorneys' fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding. Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful.

                  (v) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this
         Section 10.4(a) is in effect. Any repeal or modification of this
         Section 10.4(a) shall

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         require the consent of the Regular Trustees and not affect any rights or obligations then existing.

                  (vi) The Debenture Issuer or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this
         Section 10.4(a).

                  (vii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                  (viii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (b) The Debenture Issuer agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on its part,

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arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this
Section 10.4(b) shall survive the satisfaction and discharge of this Declaration.

SECTION 10.5 Outside Businesses.

                  Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.


                                   ARTICLE XI
                                  ACCOUNTING

SECTION 11.1 Fiscal Year.

                  The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

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SECTION 11.2  Certain Accounting Matters.

                  (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, books of account, records and supporting documents, which shall reflect in reasonable detail, each material transaction of the Trust. The books of account shall be maintained in accordance with generally accepted accounting principles consistently applied.

                  (b) The Regular Trustees shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss, which shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Regular Trustees.

                  (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

                  (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3  Banking.

                  The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The

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sole signatories for such accounts shall be designated by the Regular Trustees;
provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4  Withholding.

                  The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.


                                  ARTICLE XII
                            AMENDMENTS AND MEETINGS

SECTION 12.1  Amendments.

                  (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

                           (i) the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees);


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                           (ii) if the amendment affects the rights, powers,
         duties, obligations or immunities of the Property Trustee, the Property Trustee; and

                           (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee;

                  (b) no amendment shall be made, and any such purported amendment shall be void and ineffective:

                           (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officer's Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

                           (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

                                    (A) an Officer's Certificate from each of
                  the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                                    (B) an opinion of counsel (who may be
                  counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                  (iii) to the extent the result of such amendment would be to:

                                    (A) cause the Trust to fail to continue to
                  be classified for purposes of United States federal income taxation as a grantor trust;

                                    (B) reduce or otherwise adversely affect the
                  powers of the Property Trustee in contravention of the Trust Indenture Act; or

                                    (C) cause the Trust to be deemed to be an
                  Investment Company which is required to be registered under the Investment Company Act;

                  (c) at such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities;

                  (d) Section 9.1(d) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities;

                  (e) Article IV shall not be amended without the consent of the Holders of a majority in liquidation amount of the Common Securities and;

                  (f) the rights of the holders of the Common Securities under
Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

                  (g) notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

                           (i) cure any ambiguity;

                           (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

                           (iii) add to the covenants, restrictions or obligations of the Sponsor; and

                           (iv) conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders.

SECTION 12.2 Meetings of the Holders of Securities; Action by Written Consent.

                  (a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least a Majority in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities represented by the Certificates so specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

                  (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of
Securities:

                           (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange or over the counter market on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Secu-rities having a right to vote thereon were present and voting, but in no event less than a Majority in liquidation amount of the outstanding Securities. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

                           (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

                           (iii) each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

                           (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Securities are then listed or trading provide otherwise, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIII
            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

SECTION 13.1 Representations and Warranties of Property Trustee.

                  The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration and at the Closing Date, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

                  (a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

                  (b) The execution, delivery and performance by the Property Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee.

                  (d) At the Closing Date, the Property Trustee will be the record holder of the Debentures and the Property Trustee has not knowingly created any liens or encumbrances on such Debentures.

                  (e) No consent, approval or authorization of, or registration with or notice to, any New York State or Federal banking authority is required for the execution, delivery or performance by the Property Trustee, of the Declaration.

SECTION 13.2               Representations and Warranties of Delaware
Trustee.

                  The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration and at the Closing Date, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

                  (a) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

                  (b) The execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or By-laws of the Delaware Trustee.

                  (d) No consent, approval or authorization of, or registration with or notice to, any Delaware or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Declaration.

                  (e) The Delaware Trustee is a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware.

                  (f) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration.

                                  ARTICLE XIV
                              REGISTRATION RIGHTS

SECTION 14.1               Registration Rights.

                  The Holders of the Preferred Securities, the Debentures, the Preferred Securities Guarantee and the shares of Common Stock of the Sponsor issuable upon conversion of the Debentures (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Sponsor and the Trust have agreed for the benefit of the Holders of the Registrable Securities that, subject to the terms of the Registration Rights Agreement (including, without limitation, those provisions permitting a Suspension (as defined therein)) (i) they will, at the Sponsor's cost, within 180 days following the date of original issuance (the "Issue Date") of the Preferred Securities, prepare and file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with the Commission relating to offers and resales of the Registrable Securities, (ii) they will use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (subject to certain exceptions under the Registration Rights Agreement) no later than 270 days after the Issue Date and (iii) they will use their reasonable best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the date of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement. The Sponsor and the Trust agree that from and after the date on which any Registration Default (as defined below) occurs, additional interest ("Liquidated Damages") will accrue on the Debentures and the Preferred Securities from and including the day following the day such Registration Default shall occur (or be deemed to occur as described below) to but excluding the day on which such

Registration Default has been cured (or be deemed to be cured as described below). Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Following the cure or deemed cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

                  "Registration Default" shall mean any of the following events:

                  (i) on or prior to the 180th day following the Issue Date of the Preferred Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities has not been filed with the Commission;

                  (ii) on or prior to the 270th day following the Issue Date of the Preferred Securities, the Registrable Securities are not the subject of a Shelf Registration Statement which has become effective;

                  (iii) the Registrable Securities are the subject of a Shelf Registration Statement which was effective but which has ceased to be effective for any reason (other than pursuant to clause (iv) of (v) below) prior to the end of the Shelf Registration Period (as defined in the Registration Rights Agreement);

                  (iv) the occurrence of a Suspension (as defined in the Registration Rights Agreement); or

                  (v) the occurrence of an event contemplated by paragraph 3(c)(2)(iii) of the Registration Rights Agreement (an "Amendment Event");

provided, however, that if the Registration Default consists of the occurrence of any event contemplated by clause (iv) or (v) above, then such Registration Default shall not be deemed to have occurred until the expiration of 30 Business

Days after the date of the occurrence of such Suspension or Amendment Event, provided that (a) the Trust and the Sponsor thereafter reasonably promptly comply with the requirements of paragraph 3(i) of the Registration Rights Agreement, if applicable, and (b) in the case of such Amendment Event resulting from an action taken by the Sponsor or the Trust, such action was taken in good faith; and provided, further, that a Registration Default shall not constitute a default or Event of Default hereunder.

                  A Registration Default shall be deemed to have been cured and cease to exist on the date subsequent to the occurrence of such Registration Default on which:

                  (x) in the case of a Registration Default described in clause
         (i), (ii) or (iii) above, the Shelf Registration Statement covering such Registrable Securities shall become effective; or

                  (y) in the case of a Registration Default described in clause
         (iv) or (v) above, upon the Sponsor and the Trust taking action to notify the Holders (for purposes of this clause (y), as that term is defined in the Registration Rights Agreement) of the Registrable Securities that such Suspension or Amendment Event has ended. For purposes of this clause (y), taking action to notify Holders shall be deemed sufficient when notice is first deposited in first class mail or delivered to a courier service or filed with the Commission or publicly disseminated by press release or other release to a news reporting service.


                                   ARTICLE XV
                                 MISCELLANEOUS

SECTION 15.1  Notices.

                  All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                           c/o CalEnergy Company, Inc.
                           302 South 36th Street, Suite 400
                           Omaha, Nebraska  68131
                           Attention:  General Counsel

                  (b) if given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

                           The Bank of New York
                           Corporate Trust Trustee Administration
                           101 Barclay Street
                           Floor 21 West
                           New York, New York  10286
                           Attention:  Corporate Trust Department

                  (c) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):

                           The Bank of New York (Delaware)
                           23 White Clay Center
                           Route 273
                           Newark, Delaware  19711
                           Attention:  Corporate Trust Department

                  (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

                           CalEnergy Company, Inc.
                           302 South 36th Street, Suite 400
                           Omaha, Nebraska  68131
                           Attention:  General Counsel

                  (e) if given to any other Holder, at the address set forth on the books and records of the Trust or the Registrar, as applicable.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 15.2 Governing Law.

                  This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees as set forth or referenced in this Declaration. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

SECTION 15.3 Intention of the Parties.

                  It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 15.4  Headings.

                  Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 15.5  Successors and Assigns

                  Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 15.6 Partial Enforceability.

                  If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 15.7  Counterparts.

                  This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                                 Steven A. McArthur
                                                 as Trustee

                                                 /s/ Steven A. McArthur
                                                 -------------------------



                                                 John G. Sylvia
                                                 as Trustee
                                                 /s/ John G. Sylvia
                                                 -------------------------




                                                 Gregory Abel
                                                 as Trustee
                                                 /s/ Gregory Abel
                                                 -------------------------




                                               THE BANK OF NEW YORK (DELAWARE),
                                               as Delaware Trustee


                                               By: /s/ Mary Jane Morrissey
                                                  ------------------------
                                                 Name: Mary Jane Morrissey
                                                 Title: Authorized Signatory


                                               THE BANK OF NEW YORK,
                                               as Property Trustee


                                               By: /s/ Byron Merino
                                                  ------------------------
                                               Name: Byron Merino
                                               Title: Assistant Treasurer


                                               CALENERGY COMPANY, INC.
                                               as Sponsor


                                               By: /s/ Steven A. McArthur
                                               Name: Steven A. McArthur
                                               Title: Senior Vice President,
                                               General Counsel and
                                               Secretary

                                  EXHIBIT A-1

                           FORM OF PREFERRED SECURITY

                                   EXHIBIT A-1

                           FORM OF PREFERRED SECURITY

                           [FORM OF FACE OF SECURITY]

THIS SECURITY (OR ITS PREDECESSOR), ANY CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE ISSUED IN EXCHANGE FOR THIS SECURITY, AND ANY COMMON STOCK (AND RELATED RIGHTS) ISSUED ON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO OR FOR THE ACCOUNT OR BENEFIT OF, "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CALENERGY COMPANY, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER (I) TO REQUIRE THE

DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  [Include if Preferred Security is in global form and the Depository Trust Company is the U. S. Depositary -UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  [Include if Preferred Security is in global form -- TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]

Certificate Number:                    Number of Preferred Securi-
                                       ties:[Include if Preferred Security
                                       is in global form -- :as increased
                                       or decreased as set forth on Sched-
                                       ule A attached hereto]

CUSIP No.:[12946P 20 5 -- 144A Global Preferred Security] [U1234 8105 -- Regulation S Global Preferred Security] [12946P 30 4 -- Definitive Preferred Securities]

[ISISN No.:[USU1234 81058 -- Regulation S Global Preferred
Security]



                     Trust Convertible Preferred Securities

                                       of

                           CalEnergy Capital Trust II


                  6-1/4% Trust Convertible Preferred Securities
         (liquidation preference $50 per Convertible Preferred Security)

                  CalEnergy Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________________________________________ (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6-1/4% Trust Convertible Preferred Securities (liquidation preference $50 per Convertible Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of February 26, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Reference is hereby made to select provisions of the Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

                  Unless the Property Trustee's Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of .

                                          CALENERGY CAPITAL TRUST II


                                          By:
                                               ----------------------
                                               Name:
                                               Title:








                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Preferred Securities referred to in the within-mentioned Declaration.

Dated: _______________


                                          THE BANK OF NEW YORK,
                                            as Property Trustee


                                          By:
                                              --------------------
                                              Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                  Distributions payable on each Preferred Security will be fixed at a rate per annum of 6-1/4% (the "Coupon Rate") of the stated liquidation preference of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance or from the most recent distribution date to which interest has been paid or duly provided for and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 1997, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period") during which Extension Periods no interest shall be due and payable on the Debentures; provided, that no Extension Period shall extend beyond the date of maturity of the Debentures or any earlier redemption date. As a consequence of such extension, Distributions will also be deferred. Despite such extension, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during the Extension Periods. Prior to the termination of any Extension Period, the Debenture Issuer may elect to continue to defer payments of interest for another consecutive Extension Period; provided, that any such continued Extension Period, together with all such previous and consecutive Extension Periods, may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the

Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                  The Preferred Securities shall be redeemable as provided in the Declaration.

                  The Preferred Securities shall be convertible into shares of Common Stock of CalEnergy Company, Inc., through (i) the exchange of Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock of CalEnergy Company, Inc., in the manner and according to the terms set forth in the Declaration.

                                            CONVERSION REQUEST

To:  THE BANK OF NEW YORK,
           as Property Trustee of
           CalEnergy Capital Trust II



                  The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock of CALENERGY COMPANY, INC. (the "CalEnergy Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust (the "Declaration"), dated as of February 26, 1997, by Steven A. McArthur, John G. Sylvia and Gregory Abel as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, CalEnergy Company, Inc., as Sponsor, and by the Holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Preferred Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into CalEnergy Common Stock (at the conversion rate specified in the terms of the Preferred Securities set forth as Annex I to the Declaration).

                  The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Preferred Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the CalEnergy Common Stock issuable upon conversion of the Preferred Securities.

Dated: ______________

         in whole __                          in part __

                                              Number of Preferred Securities to
                                              be converted: ___________________


                                              If a name or names other
                                              than the undersigned,
                                              please indicate in the
                                              spaces below the name or
                                              names in which the shares
                                              of CalEnergy Common Stock
                                              are to be issued, along
                                              with the address or
                                              addresses of such person
                                              or persons

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------



                                        ---------------------------------------
                                        Signature (for conversion only)

                                        Please Print or Typewrite Name and
                                        Address, Including Zip Code, and
                                        Social Security or Other Identify-
                                        ing Number


                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------
                                        Signature Guarantee:*
                                                             ------------------

---------------------------
* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include
                                                                (continued...)

                                                ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Dated: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee:**_________________________________________________________







-------------------------
*(...continued)
      membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in subsitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

** (Signature mst be guarunteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirments of the Registrar, which requirments include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in subsitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                            OF TRANSFER OF SECURITIES


         RE: 6-1/4% Trust Convertible Preferred Securities of CalEnergy Capital Trust II

     This Certificate relates to the exchange or registration for transfer of _______ (number) of Preferred Securities held in (check applicable box) _____ book-entry or ______ definitive form by ___________________ (the "Transferor"), prior to the Resale Restriction Termination Date (as defined in the legend on the face of this Certificate).

     The Transferor (check applicable box):

                  has requested the Registrar by written order to deliver, in exchange for its beneficial interest in a Global Preferred Security held by the Depositary, Preferred Securities in definitive registered form of authorized denominations and an aggregate number of Preferred Securities equal to its beneficial interest in such Global Preferred Security (or portion thereof as indicated above); or

                  has requested the Registrar by written order to exchange or register the transfer of such Preferred Securities.

     In connection with such request and in respect of all such Preferred Securities, the Transferor does hereby certify that Transferor is familiar with the Declaration relating to the above-captioned Preferred Security and, as provided in Section 9.2 of such Declaration, the transfer of the Preferred Securities does not require registration under the Securities Act because (check applicable box):

                  Such Preferred Securities are being acquired for the Transferor's own account (in satisfaction of Section 9.2(a)(ii)(A) or Section 9.2(g)(i)(A) of the Declaration).

                  Such Preferred Securities are being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in reliance on Rule 144A (in satisfaction of Section 9.2(a)(ii)(B) or
Section 9.2(g)(i)(B) of the Declaration).

                  Such Preferred Securities are being transferred pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 9.2(a)(ii)(C) or Section 9.2(g)(i)(C) of the Declaration).

                  Such Preferred Securities are being transferred in compliance with and in reliance on Rule 144 or Regulation S under the Securities Act, or to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3), or (7) under the Securities Act that is acquiring such Convertible Preferred Securities for its own account, or for the account of such an institutional accredited investor, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or in reliance on another exemption from the registration requirements of the Securities Act (other than Rule 144A) and (check if applicable) _____ an opinion of counsel to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate (in satisfaction of Section 9.2(a)(ii)(C) or Section 9.2(g)(i)(C) of the Declaration).



                                                    ---------------------------
                                                    [INSERT NAME OF TRANSFEROR]



                                                    By:
                                                       ------------------------

     Date:
          ----------------------------

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


                                   SCHEDULE A

     The original number of Preferred Securities represented by this Global Preferred Security shall be __________. The following increases or decreases in the number of Preferred Securities represented by this Global Preferred Security have been made:



Date of                                             Amount of                  Number of Securities         Signature of
increase/             Amount of increase in         decrease in number         following such               authorized
decrease              number of Securities          of Securities              increase/decrease            officer of Trustee
--------              --------------------          -------------              -----------------            ------------------

                                  EXHIBIT A-2

                            FORM OF COMMON SECURITY

                                   EXHIBIT A-2



                             FORM OF COMMON SECURITY



                           [FORM OF FACE OF SECURITY]



         [THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT.]



         [OTHER THAN AS PROVIDED IN THE DECLARATION (AS DEFINED HEREIN), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A RELATED PARTY (AS DEFINED IN THE DECLARATION) OF CALENERGY COMPANY, INC.]



Certificate Number:                                Number of Common Securities:



                       Trust Convertible Common Securities

                                       of

                           CalEnergy Capital Trust II



                   6-1/4% Trust Convertible Common Securities

            (liquidation amount $50 per Convertible Common Security)



                  CalEnergy Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ________________________ (the "Holder") is the registered owner of common securities of the Trust representing

                                      A2-1
undivided beneficial interests in the assets of the Trust designated the 6-1/4% Trust Convertible Common Securities (liquidation amount $50 per Convertible Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of February 26, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

                  Reference is hereby made to select provisions of the Common Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat for United States federal income tax purposes the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.



                                      A2-2

                  IN WITNESS WHEREOF, the Trust has executed this certificate this day of .



                                                     CalEnergy Capital Trust II



                                                     By:
                                                        -----------------------
                                                        Name:

                                                        Title:







                                      A2-3

                          [FORM OF REVERSE OF SECURITY]



                  Distributions payable on each Common Security will be fixed at a rate per annum of 6-1/4% (the "Coupon Rate") of the stated liquidation amount of $50 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from the date of original issuance or from the most recent distribution date to which interest has been paid or duly provided for and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 1997, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period") during which Extension Periods no interest shall be due and payable on the Debentures; provided, that no Extension Period shall last beyond the date of maturity of the Debentures or any earlier redemption date. As a consequence of such extension, Distributions will also be deferred. Despite such extension, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during the Extension Periods. Prior to the termination of any Extension Period, the Debenture Issuer may elect to continue to defer payments of interest for another consecutive Extension Period; provided, that any such continued Extension Period, together with all such previous and consecutive Extension Periods, may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders

                                      A2-4
as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                  The Common Securities shall be redeemable as provided in the Declaration.

                  The Common Securities shall be convertible into shares of Common Stock of CalEnergy Company, Inc., through (i) the exchange of Common Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock of CalEnergy Company, Inc., in the manner and according to the terms set forth in the Declaration.



                                      A2-5

                               CONVERSION REQUEST



To:  THE BANK OF NEW YORK

       CalEnergy Capital Trust II



                  The undersigned owner of these Common Securities hereby irrevocably exercises the option to convert these Common Securities, or the portion below designated, into Common Stock of CALENERGY COMPANY, INC. (the "CalEnergy Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust (the "Declaration"), dated as of February 26, 1997, by Steven A. McArthur, John G. Sylvia and Gregory Abel, as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, CalEnergy Company, Inc., as Sponsor, and by the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Common Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Common Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Common Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into CalEnergy Common Stock (at the conversion rate specified in the terms of the Common Securities set forth as Annex I to the Declaration).

                  The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



                                      A2-6

                  Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Common Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the CalEnergy Common Stock issuable upon conversion of the Common Securities.



Dated: ________________



         in whole __                      in part __



                                          Number of Common Securities to be
                                          converted:  _____________________





                                          If a name or names other
                                          than the undersigned,
                                          please indicate in the
                                          spaces below the name or
                                          names in which the shares
                                          of CalEnergy Common Stock
                                          are to be issued, along
                                          with the address or
                                          addresses of such person
                                          or persons


                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------
                                   Signature (for conversion only)


                                      A2-7

                                           Please Print or Typewrite Name and
                                           Address, Including Zip Code, and
                                           Social Security or Other Identifying
                                           Number


                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------
                                   Signature Guarantee:*












---------------------------
* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                      A2-8

                              ---------------------





                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

(Insert assignee's social security or tax identification number)

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints ________________________________________
______________________________________________ agent to transfer this Common
Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________

(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee**:
                      ---------------------------------------------------------




---------------------------
** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)



                                      A2-9

                                   EXHIBIT B

                             SPECIMEN OF DEBENTURE

                                   EXHIBIT B

                                FORM OF SECURITY

                           [FORM OF FACE OF SECURITY]

[Include Restricted Securities Legend: THIS SECURITY HAS AND ANY COMMON STOCK (AND RELATED RIGHTS) ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF CALENERGY COMPANY, INC. (THE "COMPANY") THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUB-PARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF

THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER (i) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]


                            CALENERGY COMPANY, INC.

                     6-1/4% Convertible Junior Subordinated
                               Debenture Due 2012

No._________                                                       $___________
                                                          [CUSIP No. _________]

                  CALENERGY COMPANY, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "the Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum [indicated on Schedule A hereof]1 [of ______ Dollars]2 ($_____________________) on Febuary 25,
2012.

Interest Payment Dates:                          March 1, June 1, September 1
                                                 and December 1, commencing
                                                 June 1, 1997

Regular Record Dates:                            the close of business on the
                                                 15th day immediately preced-
                                                 ing each Interest Payment
                                                 Date, commencing May 15, 1997


------------------------
1        Applicable to Global Securities only.
2        Applicable to certificated Securities only.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:  _________________

                                                     CALENERGY COMPANY, INC.


                                                     By:________________________
                                                        Name:
                                                        Title:
[Seal]

Attest:

---------------

                                                          TRUSTEE'S CERTIFICATE
                                                          OF AUTHENTICATION

                  This is one of the Securities referred to in the within-mentioned Indenture.





Dated:  _____________                                THE BANK OF NEW YORK,
                                                       as Trustee


                                                    By: _______________________
                                                         Authorized Signatory

                         [FORM OF REVERSE OF SECURITY]

                            CALENERGY COMPANY, INC.

                     6-1/4% Convertible Junior Subordinated
                               Debenture Due 20123

                  1. Interest. CalEnergy Company, Inc., a Delaware corporation (the "Company"), is the issuer of this 6-1/4% Convertible Junior Subordinated Debenture Due 2012 (the "Security") limited in aggregate principal amount to $___________ (or $___________ if the over-allotment option is exercised in full), issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Securities in cash from February 26, 1997 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, an "Interest Payment Date"), commencing June 1, 1997, at the rate of 6-1/4% per annum (subject to increase as provided in Section 13 hereto) plus Additional Interest, if any, until the principal hereof shall have become due and payable.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded quarterly. Any interest paid on this Security shall be increased to the extent necessary to pay Additional Interest as set forth in this Security.

                  2. Additional Interest. The Company shall pay to CalEnergy Capital Trust II (and its permitted


--------
3 All terms used in this Security which are defined in the Indenture or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

successors or assigns under the Declaration) (the "Trust") such additional amounts as may be necessary in order that the amount of dividends or other distributions then due and payable by the Trust on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties and other governmental charges of whatever nature (other than withholding stamp or transfer taxes) imposed by the United States or any other taxing authority.

                  3. Extension of Interest Payment Period. The Company shall have the right, at any time during the term of this Security, from time to time to defer payments of interest by extending the interest payment period of such Security for up to 20 consecutive quarters (an "Extended Interest Payment Period") during which Extended Interest Payment Period no interest shall be due and payable; provided, that no Extended Interest Payment Period may extend beyond the Maturity Date or any earlier Redemption Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period, will bear interest thereon at 6-1/4% compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Additional Payments that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Registrar on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the expiration of any Extended
Interest Payment Period, the Company may elect to continue to defer payments of interest for another consecutive Extended Interest Payment Period; provided, that any such Extended Interest Payment Period, together with all such previous and consecutive Extended Interest Payment Periods, shall not exceed 20 consecutive quarters and shall not extend beyond the Maturity Date. Upon the expiration of any Extended Interest Payment Period and upon the payment of all Additional Payments, if any, then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period except at the end thereof.

                  If the Property Trustee is the sole holder of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period at least one Business Day prior to the earlier of (i) the next succeeding Interest Payment Date or
(ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities on the record date or the date such distributions are payable, but in any event not less than ten Business Days prior to such record date.

                  If the Property Trustee is not the sole holder of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of these Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities on the record date or the date such distributions are payable, but in any event not less than two Business Days prior to such record date.

                  The quarter in respect of which any notice is given pursuant to the second and third paragraphs of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under the first paragraph of this Section 3.

                  4. Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the 15th day immediately preceding each Interest Payment Date (the "Regular Record Date"), commencing May

15, 1997. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  5. Paying Agent and Security Registrar. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

                  6. Indenture. The Company issued the Securities under an indenture, dated as of February 26, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $154,639,200 in aggregate principal amount (or up to $185,567,050 if the over-allotment option is exercised) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

                  7. Optional Redemption. The Securities are redeemable at the Company's option at any time and from time to time after March 3, 2000, upon not less than 20 or more than 60 days' notice, at a Redemption Price equal to $51.00 per $50 principal amount of the Securities to be redeemed plus any accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date, if redeemed before March 3, 2001, and at $50.50 per $50 principal amount of the Security, if redeemed during the 12-month period beginning March 3, 2001 and thereafter at $50 per $50 principal amount of the Securities plus, in each case, accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date. On or after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.

                  8. Optional Redemption Upon Tax Event. The Securities are subject to redemption in whole, but not in part, at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a redemption price equal to $50 per $50 principal amount thereof plus accrued but unpaid interest, including Additional Payments, if any, to the Redemption Date; provided, however, that if, at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, including but not limited to filing a form or making an election, or pursuing some other similar reasonable measure, which, in the sole judgment of the Company, has or will cause no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust or involves or will involve no material cost, then the Company or the Trust shall pursue such measure in lieu of redemption. Any redemption pursuant to this Section 8 will be made upon not less than 30 nor more than 60 days' notice.

                  9. Notice of Redemption. Notice of redemption will be mailed at least 30 (or in the case of a redemption at the election of the Company, at least 20) but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. The Securities in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions of them called for redemption.

                  If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

                  10. Mandatory Redemption. The Securities will mature on February 25, 2012, and may be redeemed, in whole or in part, at any time after March 3, 2000 or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount of the Securities so repaid or redeemed at the applicable redemption price together with accrued and unpaid distributions through the date of redemption; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. Upon the repayment of the Securities at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice. There are no sinking fund payments with respect to the Securities.

                  11. Subordination. The payment of the principal of, interest on or any other amounts due on the Securities is subordinated in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each holder, by accepting a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                  Senior Indebtedness shall mean in respect of the Company (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness issued after the date of original issuance of the Securities that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities which by their terms rank pari passu with, or junior to, the Preferred Securities. The Preferred Securities shall rank pari passu with the 6 1/4% Term Income Deferrable Equity Securities of the Company. The Securities shall rank pari passu with the 6 1/4% Convertible Junior Subordinated Interest Debentures Due 2016 of the Company.

                  12. Conversion. The Holder of any Security has the right, exercisable at any time beginning 60 days following the first date of original issuance of the Securities and prior to the close of business (New York time) on the date of the Security's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at an initial conversion rate of 1.1655 shares of Common Stock for each Security (equivalent to a conversion price of $42.90 per share of Common Stock of the Company), subject to adjustment under certain circumstances, except that if a Security is called for redemption, the conversion right will terminate at the close of business on the Redemption Date.

                  To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of such Security on such Regular Record Date. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Con-version Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

                  13. Registration Rights. The holders of the Preferred Securities, the Securities, the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Securities (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of February 26, 1997, among the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of Registrable Securities that, subject to the terms of the Registration Rights Agreement (including, without limitation, those provisions permitting a Suspension (as defined therein)) (i) it will, at its cost, within 180 days following the date of issuance of the Registrable Securities (the "Issue Date"), prepare and file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with the Commission relating to offers and resales of the Registrable Securities, (ii) it will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (subject to certain exceptions under the Registration Rights Agreement) no later than 270 days after the Issue Date and (iii) it will use its reasonable best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period").

                  The Company agrees that from and after the date on which any Registration Default occurs, additional interest ("Liquidated Damages") will accrue on the Securities, and accordingly, additional interest will accrue on the Preferred Securities, in each case, from and including the day following the day such Registration Default shall occur (or be deemed to occur as described below) to but excluding the day on which such Registration Default has been cured (or be deemed to be cured as described below). Liquidated Damages will be paid quar-terly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Following the cure or deemed cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

                  "Registration Default" shall mean any of the following events:

                  (i) on or prior to the 180th day following the Issue Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities has not been filed with the Commission;

                  (ii) on or prior to the 270th day following the Issue Date, the Registrable Securities are not the subject of a Shelf Registration Statement which has become effective;

                  (iii) the Registrable Securities are the subject of a Shelf Registration Statement which was effective but which has ceased to be effective for any reason (other than pursuant to clause (iv) or (v) below) prior to the end of the Shelf Registration Period (as defined in the Registration Rights Agreement);

                  (iv) the occurrence of a Suspension (as defined in the Registration Rights Agreement); or

                  (v) the occurrence of an event contemplated by paragraph 3(c)(2)(iii) of the Registration Rights Agreement (an "Amendment Event");

provided, however, that if the Registration Default consists of the occurrence of any event contemplated by clause (iv) or (v) above, then such Registration Default shall not be deemed to have occurred until the expiration of 30 Business Days after the date of the occurrence of such Suspension or Amendment Event, provided that (a) the

Trust and the Company thereafter reasonably promptly comply with the requirements of paragraph 3(i) of the Registration Rights Agreement, if applicable, and (b) in the case of such Amendment Event resulting from an action taken by the Company or the Trust, such action was taken in good faith; and provided, further, that a Registration Default shall not constitute a default or Event of Default hereunder.

                  A Registration Default shall be deemed to have been cured and cease to exist on the date subsequent to the occurrence of such Registration Default on which:

                  (x) in the case of a Registration Default described in clause
         (i), (ii) or (iii) above, the Shelf Registration Statement covering such Registrable Securities shall become effective; or

                  (y) in the case of a Registration Default described in clause
         (iv) or (v) above, upon the Company and the Trust taking action to notify the Holders (for purposes of this clause (y), as that term is defined in the Registration Rights Agreement) of the Registrable Securities that such Suspension or Amendment Event has ended. For purposes of this clause (y), taking action to notify Holders shall be deemed sufficient when notice is first deposited in first class mail or delivered to a courier service or filed with the Commission or publicly disseminated by press release or other release to a news reporting service.

                  14. Registration, Transfer, Exchange and Denominations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  15. Persons Deemed Owners. Except as provided in Section 4 hereof, the registered Holder of a Security may be treated as its owner for all purposes.

                  16. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Securities entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  17. Defaults and Remedies. The Securities shall have the Events of Default as set forth in Section 501 of the Indenture. If an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable immediately.

                  The holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

                  18. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  19. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

                  20. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                  22. Authentication. The Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

                  23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder of the Securities upon written request and without charge a copy of the Indenture. Request may be made to:

                             CalEnergy Company, Inc.
                        302 South 36th Street, Suite 400
                              Omaha, Nebraska 68131

                        Attention of: General Counsel

                                ASSIGNMENT FORM


                  To assign this Security, fill in the form below:

                  (I) or (we) assign and transfer this Security to



-------------------------------------------------------------------------------
              (Insert assignee's social security or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


      Your Signature:______________________________________
                     (Sign exactly as your name appears on
                        the other side of this Security)

         Date:
               ------------------------------------

         Signature Guarantee:*
                                  -----------------------------------

[Include the following if the Security bears a Restricted Securities Legend --

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW

         (1)      |_|      exchanged for the undersigned's own account
                           without transfer; or

         (2)      |_|      transferred pursuant to and in compliance
                           with Rule 144A under the Securities Act of 1933; or



--------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

         (3)      |_|      transferred pursuant to and in compliance
                           with Regulation S under the Securities Act of 1933; or

         (4)      |_|      transferred pursuant to another available ex-
                           emption from the registration requirements of the Securities Act of 1933; or

         (5)      |_|      transferred pursuant to an effective Shelf
                           Registration Statement (as defined in Section 1007 of the Indenture).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that after the date that a Shelf Registration Statement becomes effective and so long as such Shelf Registration Statement continues to be effective, the Trustee may only permit transfers for which box (5) has been checked.


                                                           --------------------
                                                                Signature

Signature Guarantee:*


-------------------------                                  --------------------
Signature must be guaranteed                                    Signature



-------------------------------------------------------------------------------
             [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is


--------------------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       -------------------------           ------------------------------------
                                           NOTICE:           To be executed by
                                                             an executive offi-
                                                             cer]

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A

                  The initial principal amount of this Global Security shall be $__________. The following increases or decreases in the principal amount of this Global Security have been made:


========================================================================================================================
                        Amount of in-
                        crease in Princi-
                        pal Amount of
                        this Global Secu-       Amount of de-           Principal Amount        Signature of
                        rity including          crease in Princi-       of this Global          authorized offi-
                        upon exercise of        pal Amount of           Security follow-        cer of Trustee
                        over-allotment          this Global Secu-       ing such decrease       or Securities
Date Made               option                  rity                    or increase             Custodian
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

                              ELECTION TO CONVERT

To:  CalEnergy Company, Inc.

                  The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Common Stock of CALENERGY COMPANY, INC. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Securities.

Dated: ___________

         in whole _____
                                                     Portions of Security to be
                                                     converted ($50 or integral
                                                     multiples thereof):
                                                     $-----------------


                                            -----------------------------------
                                            Signature (for conversion only)

                                                 Please Print or Typewrite Name
                                                 and Address, Including Zip
                                                 Code, and Social Security or
                                                 Other Identifying Number



                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------
                                            Signature Guarantee:*
                                                                 --------------


--------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   EXHIBIT C

                               PURCHASE AGREEMENT

                                    3,000,000

                           CALENERGY CAPITAL TRUST II

                  6-1/4% TRUST CONVERTIBLE PREFERRED SECURITIES
        (LIQUIDATION AMOUNT $50 PER TRUST CONVERTIBLE PREFERRED SECURITY)
                     GUARANTEED TO A LIMITED EXTENT BY, AND
                        CONVERTIBLE INTO COMMON STOCK OF,

                             CALENERGY COMPANY, INC.


                               PURCHASE AGREEMENT


                                                              February 20, 1997




LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
     c/o Lehman Brothers Inc.
     Three World Financial Center
     New York, New York 10285

Dear Sirs:

         CalEnergy Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust") proposes to issue and sell to you (the "Initial Purchasers") an aggregate of 3,000,000 (the "Firm Securities") of its 6-1/4% Trust Convertible Preferred Securities (liquidation preference $50 per trust convertible preferred security) (the "Convertible Preferred Securities"). In addition, the Trust proposes to grant to the Initial Purchasers an option to purchase up to an additional 600,000 shares of the Convertible Preferred Securities on the terms and for the purposes set forth in Section 3 (the "Optional Securities"). The Firm Securities and the Optional Securities which the Initial Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the "Offered Securities."

         It is understood that the Initial Purchasers will resell the Offered Securities only inside the United States to qualified institutional buyers in reliance on Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and to institutional "accredited investors," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and outside the United States to certain persons in reliance on Regulation S under the Securities Act ("Regulation S").

         The Convertible Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust, guaranteed by CalEnergy Company, Inc. (the "Guarantor") as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and The Bank of New York, as trustee (the "Guarantee Trustee"). The proceeds of the sale by the Trust of the Offered Securities and its Common Securities (liquidation preference $50 per Common Security) (the "Common Securities") are to be invested in 6-1/4% Convertible Junior Subordinated Debentures Due 2012 (the "Convertible Junior Subordinated Debentures") of the Guarantor, to be issued pursuant to an Indenture (the "Indenture") between the Guarantor and The Bank of New York, as trustee (the "Debenture Trustee"). The Convertible Preferred Securities are convertible into shares of Common Stock, par value $0.0675 per share (the "Common Stock"), of the Guarantor pursuant to the Indenture. Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") to be entered into among the Trust, the Guarantor and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Guarantor and the Trust have agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 under the Securities Act, to register sales of the Convertible Preferred Securities, the Guarantee, the Convertible Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion thereof (together with the related Rights (as defined in the Offering Document (as defined below)) (collectively, the "Securities") following the sale of the Offered Securities contemplated hereby.

         This is to confirm the agreement concerning the purchase of the Offered Securities by the Initial Purchasers.

         1. Representations and Warranties of the Trust and the Guarantor. Each of the Trust and the Guarantor jointly and severally represents and warrants to, and agrees with, the Initial Purchasers that:

         (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Initial Purchasers have been prepared by the Trust and the Guarantor. Such preliminary offering circular and offering circular, as amended or supplemented as of the date of this Agreement, together with the documents incorporated by reference thereto are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Guarantor by any Initial Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(e). The documents incorporated by reference in the Offering Document (the "Exchange Act Reports"), when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations (the "Rules and Regulations") of the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Offering Document, when such documents become effective or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         (b) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the power and authority to own property and conduct its business as described in the Offering Document, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Offering Document; the Trust is a "grantor trust" for federal income tax purposes under existing law; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Declaration of Trust (the "Trust Agreement") between the Guarantor and the trustees named therein (the "Trustees") and the agreements and instruments contemplated by the Trust Agreement and the Offering Document; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Offering Document; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

         (c) The Guarantor, each Subsidiary (as defined below) and each Joint Venture (as defined below) have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization as a corporation, limited liability company or partnership, as the case may be, and have the power and authority to own, lease and operate their property and conduct their businesses as described in the Offering Document; the Guarantor, the Subsidiaries and the Joint Ventures are duly qualified to do business and are in good standing as foreign corporations or foreign partnerships, as the case may be, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole. For purposes of this Agreement, (A) the term "Subsidiary" shall mean the entities listed in Schedule B hereto and (B) the term "Joint Venture" shall mean the entities listed in Schedule C hereto, it being understood that such term means the general or limited partnership or other joint venture entity and not the individual general or limited partners or other joint venturers thereof. The Subsidiaries listed in Schedule B are all the material direct and indirect "subsidiaries" of the Guarantor, as such term is defined in Rule 405 of the Rules and Regulations, and are all of the "Significant Subsidiaries" of the Guarantor, as such term is defined in Rule 1-02 of Regulation S-X.

         (d) All the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully-paid and nonassessable; all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and except as otherwise set forth in Schedule B hereto or disclosed in or contemplated by the Offering Document, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Guarantor free and clear of any material claims, liens, encumbrances and security interests. All of the partnership interests in Joint Ventures beneficially owned by the Guarantor (as reflected in Schedule C) have been duly and validly authorized and issued and, except as otherwise set forth in Schedule C hereto or disclosed in or contemplated by the Offering Document are owned beneficially by the Guarantor free and clear of any material claims, liens, encumbrances and security interests.

         (e) The Offered Securities have been duly and validly authorized by the Trust, and, when issued and delivered against payment thereof as provided herein, will be duly and validly issued and fully-paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Offering Document; the issuance of the Offered Securities is not subject to preemptive or other similar rights which have not been waived; the Offered Securities will have the rights set forth in the Trust Agreement, and the Offered Securities, when issued and delivered against payment therefor as provided herein, will be, and the Trust Agreement, when duly executed and delivered by all parties thereto, will be, valid and binding obligations of the Trust, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to creditors' rights and to general equity principles; the Offered Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (f) The Common Securities have been duly and validly authorized by the Trust and, upon delivery by the Trust to the Guarantor against payment therefor as contemplated by the Offering Document, will be duly and validly issued and fully-paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Offering Document; the issuance of the Common Securities is not subject to preemptive or other similar rights; and all of the issued and outstanding Common Securities of the Trust are directly owned by the Guarantor free and clear of any material claims, liens, encumbrances and security interests.

         (g) The Registration Rights Agreement has been duly authorized by the Trust and the Guarantor and, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Document. The Registration Rights Agreement when validly executed and delivered by the Trust and the Guarantor will constitute a valid and legally binding obligation of the Trust and the Guarantor and will be enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as the right to indemnity and contribution under the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws.

         (h) The Guarantee, the Convertible Junior Subordinated Debentures, the Trust Agreement and the Indenture (the Guarantee, the Convertible Junior Subordinated Debentures, the Trust Agreement and the Indenture being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees and, in the case of the Indenture, by the Debenture Trustee, and, in the case of the Convertible Junior Subordinated Debentures, when validly issued by the Guarantor and validly authenticated and delivered by the Debenture Trustee and paid for by the Trust, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Convertible Junior Subordinated Debentures are entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Guarantor Agreements will conform in all material respects to the descriptions thereof in the Offering Document.

         (i) When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below), such Offered Securities will be exchangeable for Convertible Junior Subordinated Debentures which will be convertible into shares of Common Stock ("Underlying Shares") of the Guarantor in accordance with the Trust Agreement and the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully-paid and nonassessable; the outstanding shares of Common Stock of the Guarantor conform in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Guarantor have no preemptive rights with respect to the Offered Securities, the Convertible Junior Subordinated Debentures or the Underlying Shares which have not been waived.

         (j) The use of the proceeds of the offering of the Offered Securities as described in the Offering Document has been duly authorized by all necessary action on the part of each of the Trust and the Guarantor.

         (k) Other than pursuant to this Agreement, there are no contracts, agreements or understandings between either the Trust or the Guarantor and any person that would give rise to a valid claim against the Trust, the Guarantor or any Initial Purchaser for a brokerage commission, finder's fee or other like payment.

         (l) The issue and sale of Offered Securities, the exchange of the Convertible Junior Subordinated Debentures for Convertible Preferred Securities, the execution, delivery and performance of this Agreement and the Registration Rights Agreement, the compliance by the Trust and the Guarantor with all of the provisions of this Agreement, the purchase of the Convertible Junior Subordinated Debentures by the Trust and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of its certificate of trust, the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties, except for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the financial condition, business or results of operations of the Trust.

         (m) The issuance by the Guarantor of the Guarantee, the compliance by the Guarantor with all of the provisions of this Agreement, the issuance upon exchange and conversion of the Underlying Shares, the execution, delivery and performance by the Guarantor of the Registration Rights Agreement and the Guarantor Agreements and the consummation of the transactions contemplated herein and therein and the use of the proceeds of the offering of the Offered Securities as described in the Offering Document will not (A) conflict with the corporate charter or by-laws or partnership agreement of the Guarantor, any Subsidiary or any Joint Venture, (B) conflict with, result in the creation or imposition of any lien, charge or other encumbrance (other than as contemplated by the Indenture) upon any asset of the Guarantor, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Guarantor, any Subsidiary or any Joint Venture is a party or by which the Guarantor, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Guarantor, any Subsidiary or any Joint Venture is subject, or (C) result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Guarantor, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses
(B) or (C), individually or in the aggregate, is reasonably likely to (i) have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the

Subsidiaries and Joint Ventures taken as a whole or (ii) impair the validity or enforceability of this Agreement, the Registration Rights Agreement, the Guarantor Agreements or the Securities.

         (n) Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 of this Agreement, except (A) in connection with the registration of the Securities pursuant to the Registration Rights Agreement, (B) as to state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc. (the "NASD") and (C) consents of third parties which have been obtained, no consent, approval, authorization or order of, or filing or registration by the Trust, the Guarantor, any Subsidiary or, to the best of the Trust's and Guarantor's knowledge, any Joint Venture with, any court, governmental agency or third party is required in connection with the issuance by the Guarantor of the Guarantee, the compliance by the Guarantor with all of the provisions of this Agreement, the issuance and sale of the Offered Securities by the Trust, the exchange of the Convertible Junior Subordinated Debentures for the Convertible Preferred Securities or the purchase of the Convertible Junior Subordinated Debentures by the Trust, the issuance upon exchange and conversion of the Underlying Shares, the execution, delivery and performance by the Guarantor and the Trust of the Registration Rights Agreement and by the Guarantor of the Guarantor Agreements and the consummation of the transactions herein and therein contemplated and the use of the proceeds of the offering of the Offered Securities as described in the Offering Document.

         (o) The Trust has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and to execute, deliver and perform this Agreement and the Registration Rights Agreement.

         (p) This Agreement has been duly authorized, executed and delivered by the Trust and the Guarantor.

         (q) Except as disclosed in the Offering Document, the Trustee (as defined in the Offering Document) will on the Closing Date have good and valid title to all the Convertible Junior Subordinated Debentures, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Trust.

         (r) Except as disclosed in or contemplated by the Offering Document, the Guarantor, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased by or held under contract by each of them that are material to the business of the Guarantor and the Subsidiaries and Joint Ventures taken as a whole, and free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them.

         (s) Except as disclosed in or contemplated by the Offering Document, the Guarantor, the Subsidiaries and the Joint Ventures carry, or are covered by, insurance in such amounts and covering such risks as is customary for similarly situated companies in the Guarantor's, such Subsidiaries' and such Joint Ventures' industries, respectively. Each of the foregoing insurance policies is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole.

         (t) Except as disclosed in or contemplated by the Offering Document, the Guarantor, each Subsidiary and each Joint Venture (i) has obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in or contemplated by the Offering Document and
(ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (A) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, (B) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (C) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

         (u) There is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending or, to the knowledge of the Guarantor, threatened against, or, to the knowledge of the Guarantor, involving, the Guarantor, any Subsidiary or any Joint Venture that, if determined adversely to the Guarantor, any Subsidiary or any Joint Venture, would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, or on the ability of the Guarantor to perform its obligations under this Agreement, the Registration Rights Agreement, the Guarantor Agreements or the Securities.

         (v) The Guarantor, the Subsidiaries and the Joint Ventures are currently conducting their respective businesses as described in the Offering Document.

         (w) There are no contracts or other documents that would be required to be described in or filed as exhibits to the Offering Document if it were a registration statement under the Securities Act and that have not been described in the Offering Document or filed as exhibits to documents incorporated by reference in the Offering Document.

         (x) There is no relationship, direct or indirect, that exists between or among the Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Guarantor on the other hand, that would be required to be described in the Offering Document if it were a registration statement under the Securities Act and that has not been so described in the Offering Document.

         (y) There is no labor problem or disturbance with the persons employed by the Guarantor, any Subsidiary or any Joint Venture that exists or, to the knowledge of the Guarantor, that is threatened and that might reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole.

         (z) Neither the Guarantor nor any person who is a member of a group which is under common control with the Guarantor and the Subsidiaries and Joint Ventures, who together with the Guarantor, the Subsidiaries and the Joint Ventures is treated as a single employer ("ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), has established, sponsored, maintained or had any obligation to contribute to any employee benefit plans within the meaning of Section 3(3) of ERISA which are subject to Title

IV of ERISA or Section 412 of the Code. Except where it could not reasonably be expected to result in a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, (i) all employee benefit plans within the meaning of
Section 3(3) of ERISA established, sponsored or maintained for or on behalf of the employees, officers or directors of the Guarantor, the Subsidiaries, Joint Ventures or any ERISA Affiliate ("Employee Benefit Plans") are in compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and each such Employee Benefit Plan that is intended to be qualified under Code Section 401(a) has been determined by the Internal Revenue Service to be so qualified and (ii) no material liability or obligation has been incurred or is reasonably expected to be incurred by the Guarantor, the Subsidiaries or Joint Ventures or any ERISA Affiliate with respect to any Employee Benefit Plan.

         (aa) None of the Trust, the Guarantor, any Subsidiary or any Joint Venture (i) is in violation of its respective declaration of trust, charter, by-laws, partnership or operating agreements, (ii) is in default, and no event exists and is continuing that, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Trust, the Guarantor, any Subsidiary or any Joint Venture is a party or by which the Trust, the Guarantor, any Subsidiary or any Joint Venture or any property of the Trust, the Guarantor, any Subsidiary or any Joint Venture may be bound or affected, which default, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Trust or the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Trust or the Guarantor, the Subsidiaries and Joint Ventures taken as a whole or would materially interfere in any way with the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Guarantor Agreements, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Securities and the use of the proceeds of the offering of the Offered Securities as described in the Offering Document.

         (ab) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances, pollutants or contaminants by the Guarantor, any Subsidiary or any Joint Venture (or, to the knowledge of the Guarantor, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Guarantor, any Subsidiary or any Joint Venture in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances, pollutants or contaminants due to or caused by the Guarantor, any Subsidiary or any Joint Venture or with respect to which the Guarantor, any Subsidiary or any Joint Venture has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole; and the terms "hazardous wastes", "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (ac) None of the Trust, the Guarantor or any Subsidiary or any Joint Venture is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "1940 Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and each of the Trust, the Guarantor, each Subsidiary and each Joint Venture is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company", or, to the best knowledge of the Guarantor after due inquiry, a company controlled by an "investment company" within the meaning of the 1940 Act.

         (ad) The Guarantor, each Subsidiary and each Joint Venture has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has filed extensions in accordance with applicable law, and has paid all taxes required to be paid through the date hereof thereon, except for such failures to file or pay that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, and no tax deficiency has been determined adversely to the Guarantor, any Subsidiary or any Joint Venture that has had (nor does the Guarantor have any knowledge of any tax deficiency which, if determined adversely to the Guarantor, any Subsidiary or any Joint Venture would be reasonably likely to have) a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole.

         (ae) The financial statements and the related notes and schedules included or incorporated by reference in the Offering Document fairly present the financial position, the results of operations and the cash flows of the Guarantor and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements and the related notes and schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The historical information under the caption "Capitalization" in the Offering Document is accurately described as of the date presented therein.

         (af) Since the date of the latest financial statements included in the Offering Document (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, and (ii) except as disclosed in or contemplated by the Offering Document, there have not been any transactions entered into by the Guarantor, the Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material to the Guarantor, the Subsidiaries and Joint Ventures taken as a whole; except as disclosed in the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.

         (ag) The pro forma financial information included in the Offering Document present fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Guarantor, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (ah) The Guarantor has complied with all applicable provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (ai) Deloitte & Touche LLP ("Deloitte & Touche") and Ernst & Young LLP, who have certified certain financial statements of the Guarantor or of businesses acquired by the Guarantor, as applicable, and whose respective reports appear in the Offering Document and/or are incorporated by reference therein, are and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported which are contained or incorporated in the Offering Document.

         (aj) (i) Each of the operational electric generation facilities ("Plants") owned in whole or in part, directly or indirectly by (A) the Guarantor, (B) the Subsidiaries or (C) the Joint Ventures which is located in the United States is a "qualifying cogeneration facility" or a "qualifying small power production facility" (either or both of which are hereinafter referred to as a "QF"), as such terms are defined under the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and has continuously been in compliance with the requirements for being a QF since it commenced sales of electricity;
(ii) with respect to each Plant under development and located in the United States, either (x) to the extent that the Guarantor, the Subsidiaries or the Joint Ventures plan to act as the owner and/or operator of any one of the Plants under development by the Guarantor, the Subsidiaries or the Joint Ventures and located in the United States (as currently configured or as currently anticipated to be configured), that owner and/or operator satisfies or is currently expected to satisfy current regulatory requirements for being an "exempt wholesale generator" ("EWG"), as such term is defined under the FPA, the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and the regulations thereunder or (y) each of the Plants under development by the Guarantor, the Subsidiaries or the Joint Ventures and located in the United States (as currently configured or as currently anticipated to be configured) will be a QF and will be in continuous compliance with the requirements for being a QF; (iii) the owner or operator of each of the Plants under development by the Guarantor, the Subsidiaries or Joint Ventures and located outside the United States (as currently configured or as currently anticipated to be configured) satisfies or is currently expected to satisfy current regulatory requirements for being either (A) an EWG or (B) a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder; (iv) none of the entities identified in clause (A) or (B) of subparagraph (i) above owns or operates or will own or operate any electric distribution facilities or any electric transmission facilities in or outside of the United States other than electric transmission facilities that have been or will be approved by the Federal Energy Regulatory Commission as being part of a QF, or the owner and/or operator of which will have qualified as EWG's or as "foreign utility companies" as such terms are defined under the FPA, PUHCA and the regulations thereunder; and (v) none of the entities identified in clause (A), (B) or (C) of subparagraph (i) above is, or is subject to regulation as, a "public utility holding company" or a "subsidiary company" of a "public utility holding company," as those terms are defined under PUHCA, or is subject to regulation under the FPA, other than as contemplated by 18 C.F.R Section 292.601(c), or, except as described in or contemplated by the Offering Document, subject to regulation by any state law or foreign governmental law with respect to rates or the financial or organizational regulation of electric utilities.

         (ak) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         (al) Neither the Trust nor the Guarantor nor any of their respective affiliates nor (assuming the accuracy of the representations of the Initial Purchasers set forth herein) any person acting on their behalf has made offers or sales of securities under circumstances that would require the registration of any of the Securities under the Securities Act.

         (am) The Offered Securities meet the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (an) Assuming the accuracy of the representations of the Initial Purchasers set forth herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Rule 144A thereunder; and it is not necessary to qualify an indenture in respect of any of the Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except as contemplated by the Registration Rights Agreement.

         (ao) Neither the Guarantor nor the Trust nor any of their respective affiliates nor (assuming the accuracy of the representations of the Initial Purchasers set forth herein) any person acting on behalf of any of the foregoing
(i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Guarantor and the Trust have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

         (ap) The cash tender offer (the "Tender Offer") for all outstanding share capital of Northern by CK Electric UK plc (the "Offeror") and the consummation of the transactions contemplated thereby, did not (A) conflict with the corporate charter of the Guarantor or the Offeror, (B) constitute a breach of, or default under, any agreement, indenture or other instrument to which the Guarantor, any Subsidiary or any Joint Venture is a party or by which the Guarantor, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Guarantor, any Subsidiary or any Joint Venture is subject, or
(C) result in a violation of any statute, rule, regulation, order, judgment or decree of any court or governmental agency, body or authority, including the Companies Act 1985, the Financial Services Act 1986, the Rules and Regulations of the London Stock Exchange and all regulations made thereunder (including the Yellow Book) and the City Code on Takeovers and Mergers, having jurisdiction over the Offeror or the Tender Offer; except in the case of clauses (B) and (C) such breaches, defaults or violations which, individually or in the aggregate, did not have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole.

         (aq) Except as disclosed in or contemplated by the Offering Memorandum, there are no statutes, rules, regulations, orders, judgments or decrees of any courts or governmental agencies having jurisdiction over the Guarantor, the Offeror or Northern, that prohibit the acquisition by the Offeror of the outstanding ordinary and preference share capital of Northern not already owned by it and except for any such shares and certain employee options and option shares which are the subject of a buy-out offer by the Offeror, there are no shares or rights over shares or entitlement to subscribe for or convert into shares of Northern known to the Guarantor.

         2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers represents, warrants and agrees as follows:

                  (a) Each Initial Purchaser severally represents and warrants that it is a "qualified institutional buyer" within the meaning of Rule 144A and that it will offer the Offered Securities for resale only upon the terms and conditions set forth in this Agreement and in the Offering Document.

                  (b) The Initial Purchasers severally acknowledge that they are purchasing the Offered Securities pursuant to a private sale exemption from registration under the Securities Act, and that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents, warrants and agrees that it has offered the Offered Securities, and will offer and sell the Offered Securities, only (i) inside the United States to persons whom the Initial Purchaser reasonably believes to be (A) "qualified institutional buyers" in accordance with Rule 144A and (B) Institutional Accredited Investors (as defined below) in accordance with Section 2(c) of this Agreement; or (ii) outside the United States in accordance with Regulation S. Each Initial Purchaser severally represents, warrants and agrees that neither it nor its affiliates nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts in the United States within the meaning of Regulation S with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice substantially to the following effect:

                  "The 6-1/4% Trust Convertible Preferred Securities of CalEnergy Capital Trust II covered hereby and the shares of Common Stock, par value $0.0675 per share, of CalEnergy Company, Inc. issuable upon conversion hereof have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution thereof at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the latest closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given them by Regulation S."

         (c) It is understood and agreed that in addition to offering and selling the Offered Securities to persons referred to in subclauses (i)(A) and
(ii) of Section 2(b) the Initial Purchasers have offered, or may offer and sell, Offered Securities having minimum purchase price of $250,000 to institutions each of which is reasonably believed by the applicable Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each an "Institutional Accredited Investor"); provided, however, that each such Institutional Accredited Investor executes and delivers to such Initial Purchaser and the Trust, prior to the consummation of any sale of the Offered Securities to such institution, a letter in substantially the form attached to the Purchase Agreement.

         (d) Each Initial Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Trust and the Guarantor.

         (e) The Initial Purchasers severally represent, warrant and agree that
(i) they have not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell, in the United Kingdom by means of any document, any Offered Securities offered hereby, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by them in relation to the Offered Securities in, from or otherwise involving the United Kingdom, and (iii) they have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by them in connection with the issue of the Offered Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

         (f) The Initial Purchasers severally represent, warrant and agree that they have not and will not solicit offers for, or offer to sell the Offered Securities purchased from the Trust hereunder by means of any form of general solicitation or general advertising (as these terms are used in Regulation D under the Securities Act), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchasers severally agree, with respect to resales made in reliance on Rule 144A, other than through the National Association of Securities Dealers, Inc. Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market, of any of the Offered Securities purchased from the Trust hereunder, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         (g) Each Initial Purchaser further agrees that it will not offer, sell or deliver any of the Offered Securities in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and that, except as otherwise provided in this Agreement, it will take at its own expense whatever action is required to permit its purchase and resale of the Offered Securities. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. Each Initial Purchaser agrees that it is not authorized (i) to make any offering, sale, resale or delivery of Offered Securities or to circulate or disseminate any material relating to the acquisition or disposal of Offered Securities except as contemplated in this Agreement and the Offering Document or (ii) to make any representation or use any information in connection with the issuance, subscription and sale of the Offered Securities other than as contained in the Offering Document.

         3. Purchase of the Offered Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Trust agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase the number of Firm Securities set opposite that Initial Purchaser's name in Schedule A hereto.

         In addition, the Trust grants to the Initial Purchasers an option to purchase up to an additional 600,000 shares of the Convertible Preferred Securities. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in
Section 4 hereof. Optional Securities shall be purchased severally for the account of the Initial Purchasers in proportion to the number of Firm Securities set opposite the name of such Initial Purchaser in Schedule A hereto. The respective purchase obligations of each Initial Purchaser with respect to the Optional Securities shall be adjusted so that no Initial Purchaser shall be obligated to purchase Optional Securities other than in lots of 100 Optional Securities. The price of the Offered Securities shall be $50 per Convertible Preferred Security, plus accrued and unpaid distributions from the First Closing Date (as defined below).

         The Trust shall not be obligated to deliver any of the Offered Securities to be delivered on the First Closing Date or the Optional Closing Date (as defined below), as the case may be, except upon payment for all the Offered Securities to be purchased on such Closing Date as provided herein.

         4. Delivery of and Payment for the Offered Securities. Delivery of and payment for the Firm Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY, at 10:00 a.m., New York City time, on February 26, 1997 or at such other date (not later than seven full business days thereafter), time or place as shall be determined by agreement between the Initial Purchasers and the Trust. This date and time are hereinafter referred to as the "First Closing Date."

         On the First Closing Date, the Trust shall deliver or cause to be delivered certificates representing the Firm Securities to the Initial Purchasers for the account of each Initial Purchaser against payment to or upon the order of the Trust of the purchase price by certified or official bank check or checks payable in immediately available funds or wire transfer to an account in New York previously designated to the Initial Purchasers by the Trust. The Firm Securities to be offered and sold by the Initial Purchasers to Institutional Accredited Investors shall be delivered in definitive, fully registered form and shall be registered in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the First Closing Date. The Firm Securities to be offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A shall be (i) in the form of one or more permanent global securities in definitive form (the "Firm Global Securities"), (ii) registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC") and (iii) delivered to The Bank of New York as custodian for DTC. Interests in any Firm Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. The Firm Securities to be offered and sold by the Initial Purchasers outside the United States in reliance on Regulation S shall be in the form of one or more permanent global securities in definitive form and delivered to a common depository for Morgan Guaranty Trust Company of New York, Brussels Office ("Morgan"), as operator of the Euroclear System, or Cedel Bank, societe anonyme ("Cedel Bank"). For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Trust shall make the certificates representing the Firm Securities available for inspection by the Initial Purchasers in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Closing Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder.

                  At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 3 may be exercised by written notice being given to the Trust by the Initial Purchasers. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the date and time, as determined by the Initial Purchasers, when the Optional Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the seventh business day after the date on which the option shall have been exercised. The date and time the Optional Securities are delivered are hereinafter referred to as the "Optional Closing Date" and the First Closing Date and the Optional Closing Date are each hereinafter referred to as a "Closing Date".

                  Delivery of and payment for the Optional Securities shall be made at the place specified in the first sentence of the first paragraph of this
Section 4 (or at such other place as shall be determined by agreement between the Initial Purchasers and the Trust) at 10:00 a.m., New York City time, on the Optional Closing Date. On the Optional Closing Date, the Trust shall deliver or cause to be delivered certificates representing the Optional Securities to the Initial Purchasers for the account of each Initial Purchaser against payment to or upon the order of the Trust of the purchase price by certified or official bank check or checks payable in immediately available funds or wire transfer to an account in New York previously designated to the Initial Purchasers by the Trust. The Optional Securities to be offered and sold by the Initial Purchasers to Institutional Accredited Investors shall be delivered in definitive, fully registered form and shall be registered in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the Optional Closing Date. The Optional Securities to be offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A shall be (i) in the form of one or more permanent global securities in definitive form (the "Optional Global Securities"), (ii) registered in the name of Cede & Co., as nominee for DTC and (iii) delivered to The Bank of New York as custodian for DTC. Interests in any Optional Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. The Optional Securities to be offered and sold by the Initial Purchasers outside the United States in reliance on Regulation S shall be in the form of one or more permanent global securities in definitive form and delivered to a common depository for Morgan or Cedel Bank, as the case may be. For the purpose of expediting the checking and packaging of the certificates for the Optional Securities, the Trust shall make the certificates representing the Optional Securities available for inspection by the Initial Purchasers in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Optional Closing Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder.

         Any Offered Securities sold to Institutional Accredited Investors or to qualified institutional buyers in reliance on Rule 144A shall bear the appropriate legend relating thereto, as set forth under "Transfer Restrictions" in the Offering Document.

         As compensation for the Initial Purchasers' commitments, the Guarantor will pay to the Initial Purchasers for their proportionate accounts (A) on the First Closing Date, $1.00 per each Convertible Preferred Security purchased by such Initial Purchaser on the First Closing Date and (B) on the Option Closing Date, either (i) the sum of $1.25 per each Convertible Preferred Security purchased by such

Initial Purchaser on the Option Closing Date plus $0.25 per each Convertible Preferred Security purchased by such Initial Purchaser on the First Closing Date, in each case only if the over-allotment option is exercised in full, or
(ii) $1.00 per each Convertible Preferred Security purchased by such Initial Purchaser on the Option Closing Date if the over-allotment option is not exercised in full, as commissions for the sale of the Offered Securities under this Agreement; provided, however, if the Optional Closing Date is the same as the First Closing Date and the over-allotment option is exercised in full, then the Guarantor will pay to the Initial Purchasers for their proportionate accounts the sum of $1.25 per each Convertible Preferred Security purchased by such Initial Purchaser on such Closing Date.

         5. Further Agreements of the Trust and the Guarantor. Each of the Trust and the Guarantor agrees that:

         (a) The Trust and the Guarantor will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Document prior to the resale of the Offered Securities by the Initial Purchasers and will not effect such amendment or supplementation without the consent of the Initial Purchasers; and will also advise the Initial Purchasers promptly of any amendment or supplementation of the Offering Document. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Trust and the Guarantor promptly will notify the Initial Purchasers of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither the consent of the Initial Purchasers to, nor the delivery by the Initial Purchasers to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

         (b) The Trust and the Guarantor will furnish to the Initial Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchasers reasonably requests. At any time when the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Guarantor will promptly furnish or cause to be furnished to the Initial Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Guarantor will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

         (c) In connection with the sale of the Offered Securities to the Initial Purchasers, if any of the Offered Securities are initially resold pursuant to Regulation D under the Securities Act and upon written notification thereof to the Trust by the Initial Purchasers, the Trust will file the notice on Form D required by Rule 503 under the Securities Act within the time required by such Rule and otherwise in compliance with such Rule.

         (d) The Trust and the Guarantor will arrange, in cooperation with the Initial Purchasers and their counsel, for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Initial Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial

Purchasers; provided, however, that the Trust and the Guarantor will not be required to qualify as a foreign corporation, to file a general consent to service of process in any such jurisdiction or to take any other action that would subject the Trust or the Guarantor to service of process in any suits other than those arising out of the offering of the Securities or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

         (e) During the period of three years hereafter, the Guarantor will furnish to Lehman Brothers Inc. and, upon request, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Guarantor will furnish to Lehman Brothers Inc. and, upon request, to each of the other Initial Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Guarantor filed with the Commission under the Exchange Act or mailed to stockholders.

         (f) During the period of three years after the later of the First Closing Date and the last Optional Closing Date, the Guarantor will, upon request, furnish to the Initial Purchasers, and upon request, any holder of Offered Securities a copy of the restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document applicable to the Offered Securities.

         (g) During the period of three years after the later of the First Closing Date and the last Optional Closing Date, the Guarantor will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Guarantor or any of its affiliates and resold in a transaction registered under the Securities Act; provided, however, that this covenant shall no longer be applicable once all of the Offered Securities have been exchanged for Exchange Convertible Preferred Securities (as defined in the Offering Document).

         (h) During the period of three years after the later of the First Closing Date and the last Optional Closing Date, the Guarantor and the Trust will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the 1940 Act and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the 1940 Act.

         (i) In connection with the offering, until the earlier of (i) 180 days following the last Closing Date or (ii) the date the Initial Purchasers shall have notified the Trust and the Guarantor of the completion of the resale of the Offered Securities, neither the Guarantor nor the Trust nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities.

         (j) For a period of 90 days after the date hereof, the Trust and the Guarantor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than the Shelf Registration Statement or registration statements currently on file with the Commission) relating to, (a) any trust certificates or other securities of the Trust (other than the Trust Securities (as defined in the Offering Document)), (b) any preferred stock or any other securities of the Guarantor which are substantially similar to the Convertible Preferred Securities, (c) any shares of Common Stock of the Guarantor or any other capital stock of the Guarantor, or (d) any other securities which are convertible into, or exercisable or exchangeable for, trust certificates or other securities of the Trust, or preferred stock or such substantially similar securities of the Guarantor, or Common Stock of the Guarantor or other capital stock of the Guarantor, without the prior written consent of Lehman Brothers Inc., except the offer, sale, contract to sell, or other disposition of (i) the Offered Securities, (ii) Common Stock of the Guarantor issued or delivered upon conversion of the Offered Securities or the Convertible Junior Subordinated Debentures, (iii) securities issued or delivered upon conversion, exchange or exercise of any other securities of the Guarantor or any other statutory trust (including CalEnergy Capital Trust) affiliated or associated with the Guarantor outstanding on the date of the Offering Document, (iv) capital stock of the Guarantor issued pursuant to benefit or incentive plans maintained for its officers, directors or employees (including its employee stock purchase or stock option plans), or (v) securities issued in connection with mergers, acquisitions or similar transactions. The Guarantor will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

         (k) The Trust and the Guarantor will apply the proceeds of the offering and sale of the Offered Securities in the manner contemplated in the Offering Document under the caption "Use of Proceeds".

         6. Expenses. The Guarantor agrees to pay all expenses incidental to the performance of its obligations under this Agreement, the Registration Rights Agreement and the Guarantor Agreements, including (i) the fees and expenses of the Trustees and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities and the Guarantor Agreements, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) qualifying the Offered Securities for trading in the PORTAL market and any expenses incidental thereto; and (iv) the cost of any advertising approved by the Guarantor in connection with the issue of the Offered Securities. The Guarantor also agrees to pay or reimburse the Initial Purchasers (to the extent incurred by them) for any expenses (including reasonable fees and disbursements of counsel up to $7,500) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Initial Purchasers designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for all travel expenses of the Guarantor's officers and employees and any other expenses of the Guarantor in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers and for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Initial Purchasers. Except as otherwise provided in this Section 6 or in Section 10 of this Agreement, the Initial Purchasers will pay all of their costs and expenses, including fees and expenses of their counsel, transfer taxes on the resale of the Offered Securities and any advertising and travel expenses incurred by them.

         7. Conditions of the Obligations of the Initial Purchasers. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties of the Trust and the Guarantor contained herein, to the performance by the Trust and the Guarantor of their respective obligations hereunder, and to the following additional terms and conditions:

         (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Securities, the Offering Document, the Registration Rights Agreement and the Guarantor Documents, and all other legal matters relating to such agreements and the transactions contemplated thereby shall be satisfactory in all material respects to counsel for the Initial Purchasers, and the Trust and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (b) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche (and the independent accountants of any subsidiary of the Guarantor or of any business acquired by the Guarantor for which financial statements and financial data are included or incorporated by reference in the Offering Document) in agreed form.

         (c) Since the date of the latest audited financial statements included or incorporated by reference in the Offering Document (i) except as disclosed in the Offering Document, there shall have been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole and (ii) except as disclosed in the Offering Document, there shall not have been any transactions entered into by the Guarantor, any Subsidiary or any Joint Venture, other than those in the ordinary course of business, which are material and adverse to the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, and which, in the judgment of the Initial Purchasers, make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Document.

         (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business or properties of the Trust or the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, which is material and adverse, and which, in the judgment of the Initial Purchasers, makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Guarantor (other than (x) an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, and (y) the public announcement by Moody's Investors Service, Inc. on October 28, 1996 placing the Guarantor's debt securities under surveillance); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Guarantor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of the Initial Purchasers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

         (e) The Initial Purchasers shall have received opinions, dated such Closing Date, of:

                  (i)  Steven A. McArthur, General Counsel to the Guarantor;

                  (ii) Willkie Farr & Gallagher, special counsel to the Trust and the Guarantor;

                  (iii) Morris Nichols Arsht & Tunnel, special Delaware counsel to the Trust and the Guarantor;

                  (iv) Emmet, Marvin & Martin, LLP, special counsel to The Bank of New York; and

                  (v) Richards, Layton & Finger, special counsel to The Bank of New York (Delaware)

to the effect set forth in Annexes A, B, C, D and E hereto, and satisfactory in all respects to the Initial Purchasers and its counsel.

         (f) The Initial Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Guarantor and the formation of the Trust, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Guarantor to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as the Initial Purchasers may require, and the Trust and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (g) The Initial Purchasers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Trust and the Guarantor in this Agreement are true and correct in all material respects, (ii) the Trust and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

         (h) The Initial Purchasers shall have received a letter, dated such Closing Date, of Deloitte & Touche and such other independent accountants for subsidiaries and acquired businesses which meet the requirements of subsection
(b) of this Section 7, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (i) The Guarantor Agreements and the Registration Rights Agreement shall have been duly executed and delivered by the Guarantor and the Trust and be in form, scope and substance reasonably satisfactory to the Initial Purchasers.

         (j) The Trust and the Guarantor shall have furnished the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably requested.

         (k) The Offered Securities shall have been approved by the NASD as being eligible for trading in the PORTAL market.

         (l) The Guarantor and Kiewit Energy Company, Inc. ("Kiewit") shall have entered into an agreement, in form and substance satisfactory to the Initial Purchasers, whereby Kiewit shall have waived any and all preemptive rights to which it would otherwise be entitled as a result of the execution, delivery and performance by the Trust and/or the Guarantor of this Agreement, the Registration Rights Agreement and the Guarantor Agreements, the consummation of the transactions herein and therein contemplated and the use of the proceeds of the offering as described in the Offering Document, the issuance and sale of the Offered Securities or the Common Securities by the Trust, the exchange of the Convertible Junior Subordinated Debentures for the Offered Securities, the purchase of the Convertible Junior Subordinated Debentures by the Trust or the issuance by the Guarantor of the Guarantee, the purchase by the Guarantor of the Common Securities or the issuance of the Underlying Shares upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures.

The Initial Purchasers may in their sole discretion waive compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise. Documents described as being "in the agreed form" are documents which are in the forms which have been approved by Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Initial Purchasers, and copies of which are held by the Guarantor and the Initial Purchasers, with such changes as the Initial Purchasers may approve.

         8.  Indemnification and Contribution.

         (a) The Trust and the Guarantor shall jointly and severally indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including, but not limited to any loss, claim, damage, liability or action relating to purchases and sales of the Offered Securities), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports incorporated therein, or (ii) the omission or alleged omission to state in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports incorporated therein, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Trust and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Trust or the Guarantor by any Initial Purchaser specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in subsection (e) below; and provided, further, that, with respect to any untrue statement contained in or omission from any preliminary offering circular, this indemnity agreement shall not inure to the benefit of any Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of any Offered Securities to any person in the initial resale by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the offering circular, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary offering circular was corrected in the offering circular and the offering circular was made available to that Initial Purchaser prior to the sale of the Offered Securities. For purposes of the last proviso to the immediately preceding sentence, the term "offering circular" shall not be deemed to include the documents incorporated by reference therein, and no Initial Purchaser shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary offering circular or offering circular to any person other than a person to whom such Initial Purchaser had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Trust or the Guarantor may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Trust and the Guarantor, its officers and employees, each of its directors, and each person, if any, who controls the Trust or the Guarantor within the meaning of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof, to which the Trust, the Guarantor or any such officer, employee or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports incorporated therein, or (ii) the omission or alleged omission to state in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports incorporated therein, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust and the Guarantor by such Initial Purchasers specifically for inclusion therein, and shall reimburse the Trust or the Guarantor and each such officer, employee, director or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Trust or the Guarantor or any such officer, employee, director or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Trust or the Guarantor or any such officer, employee, director or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action (enclosing a copy of all papers served); provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Trust and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Guarantor on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Guarantor on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Trust bear to the total discounts and commissions received by the Initial Purchasers from the Guarantor under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Guarantor or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

         (e) The Initial Purchasers severally confirm and each of the Trust and the Guarantor acknowledges that the statements with respect to the offering of the Offered Securities by the Initial Purchasers set forth on the cover page of, the legend concerning over-allotments on page 6 of and the commission figures appearing under the caption "Plan of Distribution" in the Offering Document are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Trust or the Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Document.

         9. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and arrangements satisfactory to the Trust and the Guarantor for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Trust or the Guarantor, except as provided in Sections 6 and 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 9. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

         10. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Trust and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 6. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 7(d), the Trust and the Guarantor will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities; provided that the Trust and the Guarantor shall not be obligated under this Section 10 to reimburse the Initial Purchasers for any expenses (including any reasonable fees and disbursements of counsel) in excess of $175,000.

         11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
212-526-6588), with a copy, in the case of any notice pursuant to Section

8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

         (b) if to the Trust or the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to the Guarantor at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, Attention: General Counsel (Fax:
402-231-1658);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to the Initial Purchasers, which address shall be supplied to any other party hereto by the Initial Purchasers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Trust and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchaser by Lehman Brothers Inc.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

         13. Survival. The respective indemnities, representations, warranties and agreements of the Trust, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the respective obligations of the Trust, the Guarantor and the Initial Purchasers pursuant to Section 8 shall remain in effect.

         14. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the Trust and the Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement among the Trust, the Guarantor and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.



                                   Very truly yours,


                             CALENERGY CAPITAL TRUST II

                                      By John G. Sylvia, solely in his ca-
                                      pacity as trustee and not in his individ-ual capacity,


                                      -----------------------------------------
                                      John G. Sylvia


                                      By Steven A. McArthur, solely in his
                                      capacity as trustee and not in his indi-vidual capacity,



                                      -----------------------------------------
                                      Steven A. McArthur

                             CALENERGY COMPANY, INC.


                             By
                                -------------------------------------
                                Name:    Steven A. McArthur
                                Title:   Senior Vice President


Accepted:.
LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By LEHMAN BROTHERS INC.


By
   ----------------------------
     Name:    Joseph G. Sauvage
     Title:   Managing Director

                                   SCHEDULE A


                                                              Number of
Purchaser                                                     Firm Securities

Lehman Brothers Inc...........................................1,650,000

Donaldson, Lufkin & Jenrette
  Securities Corporation......................................1,350,000
                                                              ---------
         Total................................................3,000,000
                                                              ---------

                                   SCHEDULE B



                                  Subsidiaries

         Coso Funding Corp.+
         Incorporated in Delaware

         Coso Hotsprings Intermountain Power, Inc. (CHIP)+
         Incorporated in Delaware

         China Lake Operating Co. (CLOC)+
         Incorporated in Delaware

         Coso Technology Corporation (CTC)+
         Incorporated in Delaware

         China Lake Geothermal Management Company (CLGMC)+
         Incorporated in Delaware

         China Lake Plant Services, Inc. +
         Incorporated in California

         Coso Hotsprings Overland Power, Inc.+
         Incorporated in Delaware

         CE Geothermal, Inc.
         Incorporated in Delaware

         Western States Geothermal Company
         Incorporated in Delaware

         Intermountain Geothermal Company
         Incorporated in Delaware

         CalEnergy Development Corporation
         Incorporated in Delaware

         California Energy Yuma Corporation
         Incorporated in Utah


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         California Energy General Corporation
         Incorporated in Delaware

         Rose Valley Properties, Inc.
         Incorporated in Delaware

         CE Holt Company, Inc.
         Incorporated in Delaware

         CBE Engineering Co.
         Incorporated in California

         CE Exploration Company
         Incorporated in Delaware

         CE Newberry, Inc.
         Incorporated in Delaware

         CE International Investments Inc.
         Incorporated in Delaware

         CE Philippines Ltd.
         Incorporated in Bermuda

         CE Mahanagdong Ltd.
         Incorporated in Bermuda

         Ormoc Cebu Ltd.
         Incorporated in Bermuda

         CE Cebu Geothermal Power Company, Inc.+
         Incorporated in the Philippines

         CE Indonesia Ltd.+
         Incorporated in Bermuda

         CE Casecnan Ltd.
         Incorporated in Bermuda

         CE Singapore Ltd.
         Incorporated in Bermuda


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         CalEnergy International Ltd.
         Incorporated in Bermuda

         CE Bali, Ltd.
         Incorporated in Bermuda

         CE Casecnan Water and Energy Company, Inc.+
         Incorporated in the Philippines
         Capital Stock:  Owned 35% by CE Casecnan Ltd.,
         35% by Kiewit Energy International (Bermuda) Ltd.,
         15% by La Prairie Group Contractors (International) Ltd and 15% by San Lorenzo Ruiz Builders & Developers Group, Inc.

         Magma Power Company+
         Incorporated in Nevada

         CalEnergy Operating Company+
         Incorporated in Delaware

         Salton Sea Power Company+
         Incorporated in Nevada

         Vulcan Power Company+
         Incorporated in Nevada

         Imperial Magma+
         Incorporated in Nevada

         Magma Land Company I+
         Incorporated in Nevada

         Desert Valley Company+
         Incorporated in California

         Fish Lake Power Company+
         Incorporated in Delaware

         Magma Netherlands B.V.+
         Formed in the Netherlands

         Tongonan Power Investment, Inc.+
         Incorporated in the Philippines

--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Salton Sea Funding Corporation (SSFC)+
         Incorporated in Delaware

         Salton Sea Royalty Company+
         Incorporated in Delaware

         CE Asia Ltd.+
         Incorporated In Bermuda

         American Pacific Finance Company
         Incorporated in Delaware

         The Ben Holt International Co., Inc.
         Incorporated in Delaware

         CalEnergy International Services, Inc.
         Incorporated in Delaware

         CalEnergy Imperial Valley Company, Inc.
         Incorporated in Delaware

         California Energy Retail Company, Inc.
         Incorporated in Delaware

         CE Humboldt, Inc.
         Incorporated in Delaware

         CE Ijen Ltd.
         Incorporated in Bermuda

         Magma Generating Company I
         Incorporated in Nevada

         Magma Generating Company II
         Incorporated in Nevada

         Peak Power Corporation
         Incorporated in California


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         CE Luzon Geothermal Power Company, Inc.+ Incorporated in the Philippines Capital Stock: Owned 50% by CE Mahanagdong Ltd.; 50% by Kiewit Energy International (Bermuda) Ltd.; an industrial company has the right to acquire 10% of the equity - 5% from CE Mahanagdong Ltd. and 5% from Kiewit Energy International (Bermuda) Ltd.

         Himpurna California Energy Ltd.+
         Incorporated in Bermuda
         Capital Stock: Owned 47% by CE Indonesia Ltd.; 47% by Kiewit Energy International (Bermuda) Ltd., and 6% by P.T. Himpurna Enersindo Abadi; ("Himpurna"). Himpurna has assigned the right to certain preferred dividends representing a 4% interest in Himpurna California Energy Ltd., under the Joint Operating Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Contract

         Patuha Power, Ltd.+
         Incorporated in Bermuda
         Capital Stock: Owned 50% by CE Singapore Ltd., and 50% by Kiewit Energy International (Bermuda) Ltd.; under the Joint Operating Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Agreement

         Bali Energy Ltd.+
         Incorporated in Bermuda
         Capital Stock:  Owned 50% by CE Bali Ltd. and
         50% by Kiewit Energy International (Bermuda) Ltd.
         P.T. Pandanwangi Sekartji has the right to acquire up to 40% of the equity in Bali Energy Ltd.

         Norming Investments BV+
         Incorporated in the Netherlands
         Capital Stock:  Owned 50% by CE Asia Ltd. and
         50% by Kiewit Energy International (Bermuda) Ltd.


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         BN Geothermal Inc.+
         Incorporated in Delaware

         Canejo Energy Company+
         Incorporated in California

         Niguel Energy Company+
         Incorporated in California

         San Felipe Energy Company+
         Incorporated in California

         CE/FS Holding Company, Inc.
         Incorporated in Delaware

         Falcon Seaboard Power Corporation
         Incorporated in Texas

         Falcon Seaboard Resources, Inc.
         Incorporated in Texas

         Falcon Seaboard Energy Corporation
         Incorporated in Texas

         Falcon Seaboard Gas Company
         Incorporated in Texas

         Falcon Seaboard Oil Company
         Incorporated in Texas

         Falcon Seaboard Pipeline Corporation
         Incorporated in Texas

         Big Spring Pipeline Company
         Incorporated in Texas

         Falcon Power Operating Company
         Incorporated in Texas

         Power Resources, Inc.+
         Incorporated in Texas


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         North Country Gas Pipeline Corporation+ Incorporated in New York Owned by Saranac Power Partners, L.P.

         Saranac Energy Company, Inc. (SECI)+
         Incorporated in Delaware

         SECI Holdings, Inc.+
         Incorporated in Delaware

         Northern Consolidated Power, Inc. (NCPI)+
         Incorporated in Delaware

         NorCon Holdings, Inc.
         Incorporated in Delaware

         CE Electric, Inc.
         Incorporated in Delaware

         CE Power, Inc.
         Incorporated in Delaware

         CE Electric UK plc
         Incorporated in England
         Capital Stock: Owned 70% indirectly by CalEnergy Company, Inc. and 30% indirectly by Peter Kiewit Sons', Inc.

         American Pacific Finance Company II
         Incorporated in Delaware
         Capital Stock:  Owned 50% by CalEnergy Company, Inc. and
         50% by Kiewit Energy Company

         PT Kiewit Holt Indonesia
         Incorporated in Indonesia
         Owned by Kiewit/Holt Indonesia

         Slupo I B.V.+
         Incorporated in Netherlands
         Owned 50%  by CE Asia Ltd. and 50% by Kiewit
         Energy International (Bermuda) Limited


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Gilbert/CBE Indonesia L.L.C.
         Organized in Nebraska
         Owned 60% Gilbert Industrial Corporation and 40% CBE Engineering Co.

         Northern Electric plc+
         Incorporated in England and Wales

         Northern Electric Generation (NPL) Ltd.
         Incorporated in England and Wales

         Northern Electric Supply Ltd.+
         Incorporated in England and Wales

         Northern Electric Share Scheme Trustee Ltd.+
         Incorporated in England and Wales

         Northern Transport Finance Ltd.+
         Incorporated in England and Wales

         Northern Electric Retail Ltd.+
         Incorporated in England and Wales

         Northern Electric Properties Ltd.+
         Incorporated in England and Wales

         Northern Electric Distribution Ltd..
         Incorporated in England and Wales

         Gas UK Ltd.+
         Incorporated in England and Wales

         Combined Power Systems (Northern) Ltd.+
         Incorporated in England and Wales

         Northern Electric (Overseas Holdings) Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation (CPS) Ltd.+
         Incorporated in England and Wales

         Kings Road Developments Ltd.+
         Incorporated in England and Wales

--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Ryhope Road Developments Ltd.+
         Incorporated in England and Wales

         Stamfordham Road Developments Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation (TPL) Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation Ltd.+
         Incorporated in England and Wales

         Northern Electric Insurance Services Ltd.+
         Incorporated in England and Wales

         Northern Metering Services Ltd.+
         Incorporated in Isle of Man

         Sovereign Exploration Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation (Peaking) Ltd.+
         Incorporated in England and Wales

         Northern Electric Training Ltd.+
         Incorporated in England and Wales

         Northern Electric Transport Ltd.+
         Incorporated in England and Wales

         Northern information Systems Ltd.+
         Incorporated in England and Wales

         Northern Utility Services Ltd.+
         Incorporated in England and Wales

         Viking Power Ltd.+
         Incorporated in England and Wales

         Northern electric Finance plc.+
         Incorporated in England and Wales


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Northgas Ltd.+
         Incorporated in England and Wales

         Northern Tracing & Collection Services Ltd.+
         Incorporated in England and Wales

         Northern Electric Telecom Ltd.+
         Incorporated in England and Wales

         CE Electric UK Holdings
         Incorporated in England
         Capital Stock: Owned 70% indirectly by CalEnergy Company, Inc. and 30% indirectly by Peter Kiewit Sons', Inc.

--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement or regulatory restrictions or otherwise encumbered and subject to foreclosure or other exercise of remedies.

                                   SCHEDULE C


                                 Joint Ventures

         Coso Energy Developers (CED)+
         Formed in California
         General Partnership:  48% CHIP; 52% Caithness Coso
         Holdings, L.P.

         Coso Finance Partners+
         Formed in California
         General Partnership: 46.3% owned by CLOC; 53.7% owned by ESCA I, L.P.

         Coso Power Developers (CPD)+
         Formed in California
         General Partnership:  50% owned by CTC; 50% by
         Caithness Navy II

         Coso Transmission Line Partners+
         Formed in California
         General Partnership:  Owned 50% by CED; 50% by CPD

         Vulcan/BN Geothermal Power Company+
         Formed in Nevada
         Partnership Interests:  Vulcan Power Company 50%
         General Partner; BN Geothermal, Inc. 50% General
         Partner

         Del Ranch, L.P.+
         Formed in California
         Partnership Interests:  Magma Power Company 10%
         Limited Partner; CalEnergy Operating Company 40% General Partner; Conejo Energy
         Company 10% Limited Partner and 40% General Partner

         Elmore, L.P.+
         Formed in California
         Partnership Interests:  Magma Power Company 10%
         Limited Partner; CalEnergy Operating Company 40% General Partner; Niguel Energy
         Company 10% Limited Partner
         and 40% General Partner

--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement, or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Leathers, L.P.+
         Formed in California
         Partnership Interests:  Magma Power Company 10%
         Limited Partner; CalEnergy Operating Company 40% General Partner; San Felipe Energy
         Company 10% Limited Partner and 40% General Partner

         Salton Sea Brine Processing L.P.+
         Limited Partnership Formed in California

         Salton Sea Power Generation L.P.+
         Limited Partnership Formed in California

         Visayas Geothermal Power Company+
         Partnership Formed in the Philippines

         Yuma Cogeneration Associates (YCA)+
         Formed in Utah

         Alto Peak Power Company
         Formed in the Philippines

         China Lake Joint Venture
         Formed in California
         Owed 50% by CalEnergy Company and
         50% by Caithness Geothermal 1980 Ltd.

         Coso Finance Partners II
         Formed in California
         Owned 50% by China Lake Geothermal Management Co., an affiliate of Calenergy
         Company, Inc. and 50% by ESCA II, L.P.

         Coso Land Company
         Formed in California
         Owned 50% by CalEnergy Company and 50% by Caithness Geothermal 1980
         Ltd.

         Gilbert/CBE L.P.
         Limited partnership formed in Nebraska
         Partnership Interests: 20% CBE Engineering Co. and 80% Gilbert Industrial Corporation


--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement, or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Kiewit/Holt Philippines, L.P.
         Limited partnership formed in Nebraska
         Partnership Interests:  20% CE Holt Company and 80% Kiewit Industrial
         Co.

         Saranac Power Partners, L.P.+
         Limited partnership formed in Delaware
         Partnership Interests: 80% Saranac Energy Company, Inc. and 20% affiliates of Tomen
         Power Corporation

         NorCon Power Partners, L.P.+
         Limited partnership formed in Delaware
         Partnership Interests: 80% Northern Consolidated Power, Inc. and 20% affiliates of Tomen
         Power Corporation





--------------------------

+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement, or otherwise encumbered and subject to foreclosure or other exercise of remedies.

                                                                        ANNEX A


                            General Counsel Opinion


         1. Each of the Guarantor, the Subsidiaries and Joint Ventures has been duly organized and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization and each of the Guarantor, the Subsidiaries and Joint Ventures has the power and authority to own, lease and operate its respective properties and to conduct its businesses as described in the Offering Document;

         2. Each of the Guarantor, the Subsidiaries and Joint Ventures is duly qualified to do business and (to the extent applicable) is in good standing as a foreign corporation, a foreign partnership or foreign limited liability company, as the case may be, in each jurisdiction, domestic or foreign, in which such registration, qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole;

         3. The Guarantor has the authorized and outstanding capitalization as set forth under the caption "Capitalization" in the Offering Document; to the best of my knowledge, all the outstanding shares of capital stock of each Subsidiary owned by the Guarantor have been duly and validly authorized and issued and are fully-paid and nonassessable; and to the best of my knowledge, except as otherwise set forth in Schedule B attached to the Purchase Agreement or disclosed in or contemplated by the Offering Document, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Guarantor free and clear of any material claims, liens, encumbrances and security interests; and to the best of my knowledge, all of the partnership interests in Joint Ventures beneficially owned by the Guarantor (as reflected in Schedule C to the Purchase Agreement) have been duly and validly authorized and issued and, except as otherwise set forth in Schedule C attached to the Purchase Agreement or disclosed in or contemplated by the Offering Document, are owned beneficially by the Guarantor free and clear of any material claims, liens, encumbrances and security interests;

         4. The Guarantor Agreements have each been duly authorized, executed and delivered by the Guarantor; the Guarantee, the Trust Agreement, the Indenture and the Convertible Junior Subordinated Debentures, when validly authenticated and delivered by the Debenture Trustee in accordance with the Indenture and paid for by the Trust, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Convertible Junior Subordinated Debentures will be entitled to the benefits of the Indenture, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

         5. The Purchase Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Trust;

         6. The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Trust and constitutes a valid and binding obligation of the Guarantor and the Trust, enforceable against the Guarantor and the Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

         7. The Underlying Shares initially issuable upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures have been duly authorized and reserved for issuance upon conversion and, if and when issued upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures in accordance with the terms of the Purchase Agreement, Indenture and Trust Agreement, such Underlying Shares will be validly issued, fully-paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and the holders of outstanding securities of the Guarantor are not entitled to any preemptive rights with respect to the Underlying Shares issuable upon such conversion which have not been waived;

         8. Except as disclosed in or contemplated by the Offering Document, the Guarantor, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual or other legal interests in, all real properties and all other properties and assets owned or leased by or held under contract by each of them that are material to the business of the Guarantor, the Subsidiaries and the Joint Ventures taken as a whole, and free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them;

         9. To the best of my knowledge, the Guarantor, each Subsidiary and each Joint Venture (i) has obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in the Offering Document and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (A) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, (B) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (C) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course;

         10. To the best of my knowledge, there is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending, threatened against, or involving, the Guarantor, any Subsidiary or any Joint Venture (A) of a character that would be required to be disclosed in the Offering Document if it were a registration statement under the Securities Act which is not adequately disclosed in the Offering Document or (B) that, if determined adversely to the Guarantor, any Subsidiary or any Joint Venture, would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole, or on the ability of the Guarantor to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Guarantor Agreements or the Securities;

         11. The Guarantor has all requisite corporate power and authority to issue the Guarantee, comply with all of the provisions of the Purchase Agreement, issue the Underlying Shares upon conversion of the Convertible Junior Subordinated Debentures, sell to the Trust the Convertible Junior Subordinated Debentures, purchase the Common Securities, execute, deliver and perform each of the Purchase Agreement, the Guarantor Agreements and the Registration Rights Agreement, consummate the transactions therein contemplated and use the proceeds of the offering as described in the Offering Document;

         12. There are no contracts or other documents that would be required to be described in the Offering Document if it were a registration statement under the Securities Act which have not been described or incorporated by reference therein (including exhibits to any such documents so incorporated by reference);

         13. Except as otherwise disclosed in or contemplated by the offering Document, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of Guarantor, nor any agreements or commitments to issue any of the same;

         14. To the best of my knowledge, except pursuant to the Purchase Agreement or otherwise disclosed in the Offering Document, there are no contracts, agreements or understandings between the Guarantor and any person that would give rise to a valid claim against the Guarantor or the Initial Purchasers for a brokerage commission, finder's fee or other like payment;

         15. The issuance by the Guarantor of the Guarantee, the compliance by the Guarantor and the Trust with all of the provisions of the Purchase Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities and the Common Securities in accordance with the terms of the Purchase Agreement, the Indenture and the Trust Agreement, the issuance of the Underlying Shares upon conversion of the Convertible Junior Subordinated Debentures, the sale to the Trust of the Convertible Junior Subordinated Debentures in accordance with the terms of the Indenture and the Trust Agreement, the purchase by the Guarantor of the Common Securities, the execution, delivery and performance by the Guarantor and the Trust of each of the Purchase Agreement and the Registration Rights Agreement and by the Guarantor of the Guarantor Agreements, the consummation of the transactions therein contemplated and the use of the proceeds of the offering as described in the Offering Document do not and will not (A) conflict with the corporate charter or by-laws or partnership agreement of the Guarantor, any Subsidiary or any Joint Venture or the Trust Agreement or the Certificate of Trust of the Trust, (B) to the best of my knowledge, conflict with, result in the creation or imposition of any lien, charge or other encumbrance upon any asset of the Trust or the Guarantor, any Subsidiary or Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Trust or the Guarantor, any Subsidiary or any Joint Venture is a party or by which the Trust or the Guarantor, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Trust or the Guarantor, any Subsidiary or any Joint Venture is subject, or (C) to the best of my knowledge, result in a violation of any statute, rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Trust or the Guarantor, any Subsidiary or any Joint Venture or any of their properties where any such conflict, encumbrance, breach, default or violation under clauses (B) or (C), individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Trust or the Guarantor, the Subsidiaries and Joint Ventures taken as a whole;

         16. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 of the Purchase Agreement, to the best of my knowledge, except (A) in connection with the registration of the Securities pursuant to the Registration Rights Agreement, and (B) in connection with or compliance with the Trust Indenture Act and applicable state or foreign securities laws or the regulations of the National Association of Securities Dealers, Inc., no consent, authorization or order of, or filing or registration by the Trust or the Guarantor, any Subsidiary or any Joint Venture with, any court, governmental agency or third party is required in connection with the issuance and sale of the Offered Securities, the issuance by the Guarantor of the Guarantee, the compliance by the Trust and the Guarantor with all of the provisions of the Purchase Agreement and the Registration Rights Agreement, the issuance of the Underlying Shares upon conversion of the Convertible Junior Subordinated Debentures, the sale to the Trust of the Convertible Junior Subordinated Debentures, the purchase by the Guarantor of the Common Securities, the execution, delivery and performance by the Trust and the Guarantor of each of the Purchase Agreement and the Registration Rights Agreement and by the Guarantor of the Guarantor Agreements, the consummation of the transactions therein contemplated and the use of the proceeds of the offering as described in the Offering Document, the failure to obtain which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Trust or the Guarantor, the Subsidiaries and Joint Ventures taken as a whole or on the Securities or the ability of the Trust or the Guarantor to perform its obligations under the Purchase Agreement, the Guarantor Agreements or the Registration Rights Agreement;

         17. Neither the Trust nor the Guarantor is required to be registered under the Investment Company Act of 1940, as amended;

         18. The documents incorporated by reference in the Offering Document and any further amendments or supplements to any such incorporated document made by the Guarantor prior to the date hereof (other than the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the Rules and Regulations of the Commission thereunder;

         19. To the best of my knowledge after due inquiry, the Tender Offer for all outstanding share capital of Northern by the Offeror and the consummation of the transactions contemplated thereby, did not (A) conflict with the corporate charter of the Guarantor or the Offeror, (B) constitute a breach of, or default under, any agreement, indenture or other instrument to which the Guarantor, any Subsidiary or any Joint Venture is a party or by which the Guarantor, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Guarantor, any Subsidiary or any Joint Venture is subject, or (C) result in a violation of any statute, rule, regulation, order, judgment or decree of any court or governmental agency, body or authority, including the Companies Act 1985, the Financial Services Act 1986, the Rules and Regulations of the London Stock Exchange and all regulations made thereunder (including the Yellow Book) and the City Code on Takeovers and Mergers, having jurisdiction over the Offeror or the Tender Offer; except in the case of clauses (B) and (C) such breaches, defaults or violations which, individually or in the aggregate, did not have a material adverse effect on the financial condition, business or results of operations of the Guarantor, the Subsidiaries and Joint Ventures taken as a whole; and

         20. Except as disclosed in or contemplated by the Offering Memorandum, to the best of my knowledge after due inquiry, there are no statutes, rules, regulations, orders, judgments or decrees of any courts or governmental agencies having jurisdiction over the Guarantor, the Offeror or Northern, that prohibit the acquisition by the Offeror of the outstanding ordinary and preference share capital of Northern not already owned by it and except for any such shares and certain employee options and option shares which are the subject of a buy-out offer by the Offeror, there are no shares or rights over shares or entitlement to subscribe for or convert into shares of Northern known to the Guarantor.

         I have not independently verified, and I am not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Document. I have, however, participated in conferences with certain representatives of the Guarantor and the Trust, independent accountants for the Guarantor and the Trust, the Initial Purchasers and their counsel, at which conferences the contents of the Offering Document and related matters were discussed. Based upon and subject to the foregoing, no facts have come to my attention which cause me to believe (i) that the Offering Document, as amended and supplemented as of the date of the Purchase Agreement and as of the date hereof (except for the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to all of which I do not express any belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) any document incorporated by reference in the Offering Document or any further amendment or supplement to such incorporated document made by the Guarantor prior to the date hereof when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                        ANNEX B


                              Willkie Farr Opinion


         1. Assuming full compliance with the terms of the Trust Agreement and the Indenture, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Convertible Preferred Securities will generally be considered the owner of an undivided interest in the Convertible Junior Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Junior Subordinated Debentures;

         2. Although the discussion set forth in the Offering Document under the heading "United States Taxation" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities under current law;

         3. The Guarantor has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware and the Guarantor has the corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Offering Document;

         4. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a Delaware statutory business trust have been made; the Trust has all requisite business trust power and authority to own property and conduct its business as described in the Offering Document;

         5. The Offered Securities have been duly authorized by the Trust for issuance and, when issued in accordance with the Trust Agreement and delivered and paid for in accordance with the Purchase Agreement, will be validly issued and (subject to the terms of the Trust Agreement) fully-paid and nonassessable undivided beneficial interests in the assets of the Trust; under the Trust Agreement, the issuance of the Offered Securities is not subject to preemptive or other similar rights; the Offered Securities, when issued in accordance with the Trust Agreement and delivered against and paid for in accordance with the Purchase Agreement, will have the rights set forth in the Trust Agreement, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect,
(B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties; the Trust Agreement is a valid and binding obligation of the Guarantor, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties; and under the Delaware Business Trust Act and the terms of the Trust Agreement, the holders of the Offered Securities, in such capacity, will (subject to the terms of the Trust Agreement) be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of Offered Securities who is, was or may become a named Trustee of the Trust. We note that Holders of the Offered Securities will be subject to the withholding provisions of Section 11.4 of the Trust Agreement and may be required to make payment or provide indemnity or security as set forth therein;

         6. The Common Securities have been duly authorized by the Trust for issuance and, when issued, delivered and paid for in accordance with the Trust Agreement and upon delivery by the Trust to the Guarantor against payment therefor as described in the Offering Document, will be validly issued and (subject to the terms of the Trust Agreement) fully-paid and nonassessable undivided beneficial interests in the assets of the Trust; we note that Holders of the Common Securities will be subject to the withholding provisions of
Section 11.4 of the Trust Agreement and may be required to make payment or provide indemnity or security as set forth therein; under the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights; and all of the issued and outstanding Common Securities of the Trust are owned of record by the Guarantor;

         7. The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Trust and the Guarantor and constitutes a valid and binding obligation of each of the Trust and the Guarantor, enforceable against the Trust and the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) considerations of policy or the effect of applicable law relating to fiduciary duties, and except to the extent that the right to indemnity and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws;

         8. The Guarantor Agreements have each been duly authorized, executed and delivered by the Guarantor. The Guarantee, the Trust Agreement, the Indenture and the Convertible Junior Subordinated Debentures, when validly authenticated and delivered by the Debenture Trustee in accordance with the Indenture and paid for by the Trust, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(C) considerations of policy or the effect of applicable law relating to fiduciary duties; and, subject to the terms of the Indenture, the Convertible Junior Subordinated Debentures will be entitled to the benefits of the Indenture;

         9. The Underlying Shares initially issuable upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures have been duly authorized and reserved for issuance upon conversion and, if and when issued upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures in accordance with the terms of the Purchase Agreement, the Indenture and the Trust Agreement, will be validly issued, fully-paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and, under the Guarantor's Certificate of

Incorporation, the holders of outstanding securities of the Guarantor are not entitled to any preemptive rights with respect to the Underlying Shares issuable upon such conversion;

         10. The Purchase Agreement has been duly authorized, executed and delivered by each of the Trust and the Guarantor;

         11. The Offered Securities, the Common Securities, the Convertible Junior Subordinated Debentures and each of the Guarantor Agreements conform in all material respects to the descriptions thereof contained in the Offering Document;

         12. The Trust has the requisite business trust power and authority to authorize, issue and sell the Offered Securities and the Common Securities as contemplated by the Purchase Agreement and the Trust Agreement and to execute, deliver and perform the Purchase Agreement and the Registration Rights Agreement;

         13. The issuance and sale of the Offered Securities and the Common Securities in accordance with the terms of the Purchase Agreement and the Trust Agreement, the use of the proceeds of the offering to purchase the Convertible Junior Subordinated Debentures as described in the Offering Document, the execution, delivery and performance by the Trust and the Guarantor of the Purchase Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements, the compliance by the Trust and the Guarantor with the provisions of the Purchase Agreement and the Registration Rights Agreement, the purchase of the Convertible Junior Subordinated Debentures by the Trust, the issuance by the Guarantor of the Guarantee, the purchase by the Guarantor of the Common Securities and the issuance of the Underlying Shares upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures will not (A) to our knowledge, constitute a violation of or a default under any indenture, mortgage, deed of trust, loan agreement or other agreement set forth on Exhibit I hereto, (B) violate the provisions of the Trust Agreement or the Certificate of Trust of the Trust or violate the corporate charter or by-laws of the Guarantor or (C) result in a violation of any Applicable Laws; for purposes of the opinion set forth in this paragraph, the term "Applicable Laws" means those laws, rules and regulations of the State of New York, the State of Delaware and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, as in effect on the date hereof (other than United States, state and foreign securities or blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc.);

         14. No consent, authorization, order of, or filing or registration by the Guarantor or the Trust with, any United States governmental authority or body having jurisdiction over the Guarantor or the Trust is necessary or required for the execution, delivery and performance by the Trust or the Guarantor of the Purchase Agreement or the Registration Rights Agreement or the execution, delivery and performance by the Guarantor of the Guarantor Agreements or the issuance and sale of the Offered Securities or the Common Securities by the Trust, the exchange of the Convertible Junior Subordinated Debentures for Offered Securities, the purchase of the Convertible Junior Subordinated Debentures by the Trust or the issuance by the Guarantor of the Guarantee, the purchase by the Guarantor of the Common Securities or the issuance of the Underlying Shares upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures, except (A) in connection with the registration of the Securities pursuant to the Registration Rights Agreement and (B) as may be required under applicable state or foreign securities laws or blue sky laws;

         15. To the best of our knowledge after due inquiry, there are no actions, suits or proceedings pending or judgments outstanding against the Guarantor or the Trust in any court or agency or instrumentality in the United States of America which relates to or places or may place in question the validity or enforceability of the Purchase Agreement or the issuance and sale of the Offered Securities and the Common Securities by the Trust, the exchange of the Convertible Junior Subordinated Debentures for Offered Securities or the purchase of the Convertible Junior Subordinated Debentures by the Trust;

         16. As of the date hereof, no securities of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

         17. Neither the Trust nor the Guarantor is required to be registered under the Investment Company Act of 1940, as amended; and

         18. Assuming (A) the accuracy of the representations and warranties of the Trust and the Guarantor set forth in Section 1 of the Purchase Agreement and of the Initial Purchasers set forth in Section 2 of the Purchase Agreement, (B) the due performance by the Trust and the Guarantor of the covenants and agreements set forth in Section 5 of the Purchase Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 of the Purchase Agreement, (C) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Document, (D) the accuracy of the representations and warranties made in accordance with the Offering Document by purchasers to whom the Initial Purchasers initially resell the Offered Securities and (E) in the case of resales by the Initial Purchasers pursuant to Rule 144A under the Securities Act, that purchasers to whom the Initial Purchasers initially resell Offered Securities receive a copy of the Offering Document or other notice that such resales are made pursuant to Rule 144A prior to such sale, (i) the offer, sale and delivery of the Offered Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Document and the initial resale of the Offered Securities by the Initial Purchasers in the manner contemplated in the Offering Document and the Purchase Agreement, (ii) the exchange of the Convertible Junior Subordinated Debentures for the Offered Securities or the distribution of Convertible Junior Subordinated Debentures to holders of Offered Securities in the circumstances contemplated by the Trust Agreement, (iii) the issuance of shares of Common Stock upon conversion of the Offered Securities or Convertible Junior Subordinated Debentures and (iv) the purchase of the Convertible Junior Subordinated Debentures by the Trust do not require registration under the Securities Act (it being understood that we express no opinion as to any subsequent resale of any Offered Securities, Convertible Junior Subordinated Debentures or Common Stock), and none of the Trust Agreement, the Indenture or the Guarantee is required to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), although each is in such form that it may be qualified under the TIA in compliance with the provisions set forth in the Registration Rights Agreement without material modification.

         We have participated in conferences with representatives of the Guarantor and the Trust, independent accountants for the Guarantor and the Trust, the Initial Purchasers and their counsel at which conferences the contents of the Offering Document, each amendment thereof and supplement thereto and related matters were discussed, although we have not independently checked or verified and are not passing upon and assuming no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Offering Document, any amendment thereof or supplement thereto. Based on the foregoing, no facts have come to our attention which cause us to believe that
(i) that the Offering

Document, as amended and supplemented as of the date of the Purchase Agreement and as of the date hereof (except for the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to all of which we do not express any belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) any document incorporated by reference in the Offering Document or any further amendment or supplement to such incorporated document made by the Guarantor prior to the date hereof when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                      EXHIBIT I



1. Stock Purchase Agreement dated as of February 18, 1991 (re: common stock) between CalEnergy Company, Inc. and Kiewit Energy Company.

2. Amendment #1 to February 18, 1991 Stock Purchase Agreement dated as of June 19, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

3. Amendment #2 to February 18, 1991 Stock Purchase Agreement dated as of January 8, 1992 between CalEnergy Company, Inc. and Kiewit Energy Company.

4. Amendment #3 to February 18, 1991 Stock Purchase Agreement dated as of April 2, 1993 between CalEnergy Company, Inc. and Kiewit Energy Company.

5. Shareholder's Agreement dated as of February 18, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

6. Amendment #1 to February 18, 1991 Shareholder's Agreement dated as of June 19, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

7. Amendment #2 to February 18, 1991 Shareholder's Agreement dated as of November 20, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

8. Amendment #3 to February 18, 1991 Shareholder's Agreement dated as of April 2, 1992 between CalEnergy Company, Inc. and Kiewit Energy Company.

9. Amendment #4 to February 18, 1991 Shareholder's Agreement dated as of July 20, 1993 between CalEnergy Company, Inc. and Kiewit Energy Company.

10. Stock Option Agreement dated as of February 18, 1991 (re: $9.00 and $12.00 options) between CalEnergy Company, Inc. and Kiewit Energy Company.

11. Amendments #1 to February 18, 1991 Stock Option Agreement dated as of June 19, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

12. Amendment #2 to February 18, 1991 Stock Option Agreement dated as of May 12, 1994 between CalEnergy Company, Inc. and Kiewit Energy Company.

13. Stock Option Agreement dated as of June 19, 1991 (re: $11 5/8 options) between CalEnergy Company, Inc. and Kiewit Energy Company.

14. Registration Rights Agreement dated as of February 18, 1991 (re: common stock $9.00 and $12.00 options) between CalEnergy Company, Inc. and Kiewit Energy Company.

15. Amendment #1 to February 18, 1991 Registration Rights Agreement dated as of June 19, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

16. Registration Rights Agreement dated as of June 19, 1991 (re: $11 5/8 options) between CalEnergy Company, Inc. and Kiewit Energy Company.

17. Amendment #1 to June 19, 1991 Registration Rights Agreement dated as of November 20, 1991 between CalEnergy Company, Inc. and Kiewit Energy Company.

18. Securities Purchase Agreement dated as of November 20, 1991 (re: Series C Preferred Stock and 9.5% Exchange Debenture) between CalEnergy Company, Inc. and Kiewit Energy Company.

19. Joint Venture Agreement dated as of December 14, 1993 between CalEnergy Company, Inc. and Kiewit Construction Group and Kiewit Diversified Group.

20. Indenture, dated as of March 24, 1994, relating to $529,640,000 10-1/4% Senior Discount Notes due 2004 between CalEnergy Company, Inc. and IBJ Schroder Bank and Trust Company, as Trustee.

21. Indenture, dated as of July 21, 1995, relating to $200,000,000 9-7/8% Limited Recourse Senior Secured Notes Due 2004 between CalEnergy Company, Inc. and The Bank of New York, as Trustee.

22. Indenture, dated as of April 10, 1996, relating to 6-1/4% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 between CalEnergy Company, Inc. and The Bank of New York, as Trustee.

23. Indenture, dated as of September 20, 1996, relating to $225,000,000 9-1/2% Senior Notes due September 15, 2006 CalEnergy Company, Inc. and IBJ Schroder Bank and Trust Company, as Trustee.

24. Master Trust Deed, dated October 22, 1990, relating to(pound)55,00,000 12.661% Bonds due 1999 of Northern Electric plc.

25.      Master Trust Deed, dated October 16, 1995, relating to
         (pound)100,00,000 8.625% Guaranteed Bonds due 2005 and
         (pound)100,00,000 8.875% Guaranteed Bonds due 2020 of Northern Electric Finance plc.

26.      10-1/4% Senior Discount Notes due 2004 of CalEnergy Company, Inc.

27. 9-7/8% Limited Recourse Senior Secured Notes Due 2004 of CalEnergy Company, Inc..

28. 6-1/4% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 of CalEnergy Company, Inc.

29.      9-1/2% Senior Notes due September 15, 2006 of CalEnergy Company, Inc.

30. Credit Agreement, dated as of October 28, 1996, by and among, CalEnergy Company, Inc. and the banks and other financial institutions parties thereto and Credit Suisse, New York branch.

31. Purchase Agreement, dated February 20, 1997, among CalEnergy Capital Trust II, CalEnergy Company, Inc., Lehman Brothers Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

32. Registration Rights Agreement, dated February 26, 1997, among CalEnergy Capital Trust II, CalEnergy Company, Inc. and the Purchasers named therein.

33. Common Securities Purchase Agreement, dated February 26, 1997, between CalEnergy Capital Trust II and CalEnergy Company, Inc.

34. Debenture Purchase Agreement, dated February 26, 1997, between CalEnergy Capital Trust II and CalEnergy Company, Inc.

35. Letter of Representations, dated February 26, 1997, among CalEnergy Capital Trust II, The Bank of New York and The Depositary Trust Company.

                                                                        ANNEX C


                             Morris Nichols Opinion


         1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware. All filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a Delaware statutory business trust have been made. The Trust has all requisite business trust power and authority to own its property and conduct its business as described in the Offering Document;

         2. The Offered Securities have been duly authorized by the Trust for issuance and, when issued in accordance with the Trust Agreement and delivered and paid for in accordance with the Purchase Agreement, will be validly issued and (subject to the terms of the Trust Agreement) fully-paid and nonassessable undivided beneficial interests in the assets of the Trust. Under the Trust Agreement, the issuance of the Offered Securities is not subject to preemptive or other similar rights. The Offered Securities, when issued in accordance with the Trust Agreement and delivered against and paid for in accordance with the Purchase Agreement, will have the rights set forth in the Trust Agreement, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect,
(B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties. The Trust Agreement is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties. Under the Delaware Business Trust Act and the terms of the Trust Agreement, the holders of the Offered Securities, in such capacity, will (subject to the terms of the Trust Agreement) be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of Offered Securities who is, was or may become a named Trustee of the Trust. We note that Holders of the Offered Securities will be subject to the withholding provisions of Section 11.4 of the Trust Agreement and may be required to make payment or provide indemnity or security as set forth therein;

         3. The Common Securities have been duly authorized by the Trust for issuance and, when issued, delivered and paid for in accordance with the Trust Agreement and upon delivery by the Trust to the Guarantor against payment therefor as described in the Offering Document, will be validly issued and (subject to the terms of the Trust Agreement) fully-paid and nonassessable undivided beneficial interests in the assets of the Trust. We note that Holders of the Common Securities will be subject to the withholding provisions of
Section 11.4 of the Trust Agreement and may be required to make payment or provide indemnity or security as set forth therein. Under the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights. All of the issued and outstanding Common Securities of the Trust are owned of record by the Guarantor;

         4. The Registration Rights Agreement and the Purchase Agreement each has been duly authorized by the Trust;

         5. The Trust has the requisite business trust power and authority to authorize, issue and sell the Offered Securities and the Common Securities as contemplated by the Purchase Agreement and the Trust Agreement and to execute, deliver and perform the Purchase Agreement and the Registration Rights Agreement;

         6. No governmental approval of any Delaware governmental authority (other than under or pursuant to any Delaware "blue sky" laws as to which we express no opinion) is required for the issuance and sale of the Offered Securities, the issuance by the Guarantor of the Guarantee, the compliance by the Trust and the Guarantor with all of the provisions of the Purchase Agreement and the Registration Rights Agreement, the issuance of the Underlying Shares upon conversion of the Convertible Junior Subordinated Debentures, the sale to the Trust of the Convertible Junior Subordinated Debentures, the purchase by the Guarantor of the Common Securities, the execution, delivery and performance by the Trust and the Guarantor of each of the Purchase Agreement and the Registration Rights Agreement and by the Guarantor of the Guarantor Agreements, the consummation of the transactions therein contemplated and the use of the proceeds of the offering by the Trust to purchase the Convertible Junior Subordinated Debentures as described in the Offering Document;

         7. The issuance and sale of the Offered Securities and the Common Securities in accordance with the terms of the Purchase Agreement and the Trust Agreement, the use of the proceeds of the offering to purchase the Convertible Junior Subordinated Debentures as described in the Offering Document, the execution, delivery and performance by the Trust of the Purchase Agreement and the Registration Rights Agreement, the compliance by the Trust with the provisions of the Purchase Agreement and the Registration Rights Agreement, the purchase of the Convertible Junior Subordinated Debentures by the Trust, the purchase by the Guarantor of the Common Securities and the issuance of the Underlying Shares upon conversion of the Offered Securities and the Convertible Junior Subordinated Debentures will not (a) to our knowledge, constitute a violation of or a default under any indenture, mortgage, deed of trust, loan agreement or other agreement set forth on Exhibit I hereto (which the Trust has certified to us are the only agreements, instruments or documents of any kind to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust are subject), (b) violate the provisions of the Trust Agreement or the Certificate of Trust of the Trust or (c) result in a violation of any Applicable Laws; for purposes of the opinion set forth in this paragraph, the term "Applicable Laws" means those laws, rules and regulations of the State of Delaware, including the Business Trust Act, that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, as in effect on the date hereof; and

         8. To our knowledge, there is no action, suit or proceeding pending or judgments outstanding against the Trust in any court or agency or instrumentality in the United States of America that relates to or places or may place in question the validity or enforceability of the Purchase Agreement, the Registration Rights Agreement or the issuance and sale of the Offered Securities and the Common Securities by the Trust, the exchange of the Convertible Junior Subordinated Debentures for Offered Securities or the purchase of the Convertible Junior Subordinated Debentures by the Trust.

                                                                      EXHIBIT I


1. Purchase Agreement, dated February 20, 1997, among CalEnergy Capital Trust II, CalEnergy Company, Inc., Lehman Brothers Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

2. Registration Rights Agreement, dated February 26, 1997, among CalEnergy Capital Trust II, CalEnergy Company, Inc. and the Purchasers named therein.

3. Common Securities Purchase Agreement, dated February 26, 1997, between CalEnergy Capital Trust II and CalEnergy Company, Inc.

4. Debenture Purchase Agreement, dated February 26, 1997, between CalEnergy Capital Trust II and CalEnergy Company, Inc.

5. Letter of Representations, dated February 26, 1997, among CalEnergy Capital Trust II, The Bank of New York and The Depositary Trust Company.

                                                                        ANNEX D


                             Emmet, Marvin Opinion


         1. The Bank of New York is duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of New York.

         2. The execution, delivery and performance by the Property Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee and the execution, delivery and performance by the Debenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively. The Declaration, the Guarantee and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trust and the Debenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. The execution, delivery and performance of the Declaration, the Guarantee and the Indenture by the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively, does not conflict with or constitute a breach of the Organization Certificate or By-laws of the Property Trustee, the Guarantee Trustee and the Debenture Trustee, respectively or the terms of any indenture or other agreement or instrument known to such counsel and to which the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively, is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively, of any court, regulatory body, governmental body or arbitrator having jurisdiction over the Property Trustee, the Guarantee Trustee or the Debenture Trustee, respectively.

         4. No consent, approval or authorization of, or registration with or notice to any federal or New York State banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Debenture Trustee of the Declaration, the Guarantee and the Indenture, respectively.

                                                                        ANNEX E


                            Richards, Layton Opinion

                  The Bank of New York (Delaware) has been duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware and has the corporate power to act as Trustee of a Delaware business trust under the laws of the State of Delaware, 12 Del.C. ss. 3801, et. seq.

                                   EXHIBIT D

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
           FROM 144A GLOBAL PREFERRED SECURITY TO REGULATION S GLOBAL
                               PREFERRED SECURITY

                                    EXHIBIT D


                FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION
               OF TRANSFER FROM 144A GLOBAL PREFERRED SECURITY TO
                     REGULATION S GLOBAL PREFERRED SECURITY

(Pursuant to Section 9.2(c) of the Declaration)

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention:  Corporate Trust Department

                           RE:      6-1/4% Trust Convertible
                                    Preferred Securities of
                                    CalEnergy Capital Trust II

Dear Ladies and Gentlemen:

                  Reference is hereby made to the Amended and Restated Declaration of Trust, dated as of February 26, 1997 (the "Declaration"), of CalEnergy Capital Trust II, a Delaware business trust (the "Trust"), among CalEnergy Company, Inc., as Sponsor, and the several trustees named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Declaration.

                  This letter relates to _________ (number) Preferred Securities which are evidenced by one or more 144A Global Preferred Securities and held with the Depositary in the name of _____________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Preferred Securities to a Person who will take delivery thereof in the form of an equal number of Preferred Securities evidenced by one or more Regulation S Global Preferred Securities, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or CEDEL or both.

                  In connection with such request and in respect of such Preferred Securities, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Preferred Securities and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Preferred Securities was not made to a person in the United States;

                  (2) either:

                  (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                  (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or CEDEL or both; and

                  (6) with respect to transfers made in reliance on Rule 144, the Preferred Securities are being transferred in a transaction permit- ted by Rule 144 under the Securities Act; and with respect to transfer made in reliance on Rule 144A, that such Preferred
                           Securities are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Preferred Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903 (c) (2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903 (c) (2) or (3) or Rule 904(c)(1), as the case may be.

                  Upon giving effect to this request to exchange a beneficial interest in a 144A Global Preferred Security for a beneficial interest in a Regulation S Global Preferred Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Preferred Securities pursuant to the Declaration and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Trust and the Initial Purchasers under the Purchase Agreement, and you and each of them are entitled to rely on the contents of this certificate. Terms used in this certificate and not otherwise defined in the Declaration have the meanings set forth in Regulation S under the Securities Act.


                                                    ---------------------------
                                                    [Insert Name of Transferor]





                                                     By:
                                                         ----------------------
                                                         Name:
                                                         Title:
Dated:
      ----------------------

                                    EXHIBIT E

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
           FROM REGULATION S GLOBAL PREFERRED SECURITY TO 144A GLOBAL
                               PREFERRED SECURITY

                                    EXHIBIT E

               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                                    TRANSFER
                   FROM REGULATION S GLOBAL PREFERRED SECURITY
                        TO 144A GLOBAL PREFERRED SECURITY


(Pursuant to Section 9.2(d) of the Declaration)

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention:                 Corporate Trust Department

                           RE:      6-1/4% Trust Convertible
                                    Preferred Securities of
                                    CalEnergy Capital Trust II

Dear Ladies and Gentlemen:

                  Reference is hereby made to the Amended and Restated Declaration of Trust, dated as of February 26, 1997 (the "Declaration"), of CalEnergy Capital Trust II, a Delaware business trust (the "Trust"), among CalEnergy Company, Inc., as Sponsor, and the several trustees named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Declaration.

                  This letter relates to _________ (number) Preferred Securities which are evidenced by one or more Regulation S Global Preferred Securities and held with the Depositary through Euroclear or CEDEL or both in the name of _____________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Preferred Securities to a Person who will take delivery thereof in the form of an equal number of Preferred Securities evidenced by one or more 144A Global Preferred Securities, which amount, immediately after such transfer, is to be held with the Depositary.

                  In connection with such request and in respect of such Preferred Securities, the Transferor hereby certifies that:

                                   [CHECK ONE]

          o such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Preferred Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Preferred Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                                 or

          o such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                                 or

          o such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                                 or

          o such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Preferred Securities are being trans-ferred in compliance with the transfer restrictions applicable to the Preferred Securities and in accordance with the requirements of the exemption claimed, which certification is supported by such legal opinions or other information provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Trust, to the effect that such transfer is in compliance with the Securities Act;

and such Preferred Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Preferred Securities for a beneficial interest in 144A Global Preferred Securities, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to 144A Global Preferred Securities pursuant to the Declaration and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Trust and the Initial Purchasers under the Purchase Agreement, and you and each of them are entitled to rely on the contents of this certificate. Terms used in this certificate and not otherwise defined in the Declaration have the meanings set forth in Regulation S under the Securities Act.

                                            [Insert Name of Transferor]



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



Dated: ______________________

                                    ANNEX I

                              TERMS OF SECURITIES

                                     ANNEX I



                                    TERMS OF
                  6-1/4% TRUST CONVERTIBLE PREFERRED SECURITIES
                   6-1/4% TRUST CONVERTIBLE COMMON SECURITIES




                  Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of February 26, 1997 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Offering Memorandum referred to below):

1.       Designation and Number.

         (a) "Preferred Securities." 3,000,000 Preferred Securities of the Trust with an aggregate liquidation preference with respect to the assets of the Trust of One Hundred and Fifty Million Dollars ($150,000,000), plus up to an additional 600,000 Preferred Securities of the Trust with an aggregate liquidation preference with respect to the assets of the Trust of Thirty Million Dollars ($30,000,000) solely to cover over-allotments, as provided for in the Purchase Agreement (the "Additional Preferred Securities"), and a liquidation preference with respect to the assets of the Trust of $50 per preferred security, are hereby designated for the purposes of identification only as "6-1/4% Trust Convertible Preferred Securities (liquidation preference $50 per Convertible Preferred Security)" (the "Preferred Securities"). The certificates evidencing the Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange or other organization on which the Preferred Securities are listed.

         (b) "Common Securities." 92,784 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Four Million Six Hundred Thirty-Nine Thousand Two Hundred Dollars ($4,639,200) plus up to an additional 18,557 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Nine Hundred Twenty-Seven Thousand Eight Hundred Fifty ($927,850) to meet the capital requirements of the Trust in the event of an issuance of Additional Preferred Securities, and a liquidation amount with respect to the assets of the Trust of $50 per Common Security, are hereby designated for the purposes of identification only as "6-1/4% Trust Convertible Common Securities (liquidation amount $50 per Convertible Common Security)" (the "Common Securities" and, together with the Preferred Securities, the "Securities"). The certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2.       Distributions.

         (a) Distributions payable on each Security will be fixed at a rate per annum of 6-1/4% (the "Coupon Rate") of the stated liquidation amount of $50 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes any such interest including any Additional Payments payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed.

         (b) Distributions on the Securities will be cumulative, will accrue from the date of initial issuance of the Securities and will be payable quarterly in arrears, on the following dates, which dates correspond to the interest payment dates on the
                  Debentures: March 1, June 1, September 1, and December 1 of each year, commencing on June 1, 1997, when, as and if available for payment by the Property Trustee, except as otherwise described below. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures; provided, that no Extension Period shall last beyond the date of maturity of the Debentures or any earlier redemption date. As a consequence of such extension, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during the Extension Period. Prior to the expiration of any Extension Period, the Debenture Issuer may elect to continue to defer payments of interest for another Extension Period, provided, that such Extension Period, together with all previous and further consecutive Extension Periods, may not exceed 20 consecutive quarters and provided further that such Extension Period may not extend beyond the maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the expiration of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

         (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. The relevant record dates shall be 15 days prior to the relevant payment dates, except as otherwise described in this Annex I to the Declaration. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Preferred Securities being held in book-entry form through The Depository Trust Company (the "Depositary") will be made as described under the heading "Description of the Convertible Preferred Securities -- Form, Denomination and Registration" in the Offering Memorandum. The relevant record dates for the Common Securities shall be the same record dates as for the Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (d) In the event of an election by the Holder to convert its Securities through the Conversion Agent into Common Stock of the Debenture Issuer pursuant to the terms of the Securities as forth in this Annex I to the Declaration, no payment, allowance or adjustment shall be made with respect to accumulated and unpaid Distributions on such Securities, or be required to be made; provided that Holders of Securities at the close of business on any record date for the payment of Distributions will be entitled to receive the Distributions payable on such Securities on the corresponding payment date notwithstanding the conversion of such Securities into Common Stock of the Debenture Issuer following such record date.

         (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

3.       Liquidation Distribution Upon Dissolution.

                  In the event of any voluntary or involuntary dissolution of the Trust (each a "Liquidation") the then Holders of the Securities on the date of the Liquidation, as the case may be, will be entitled to receive out of the assets of the Trust available for distribution to Holders of Securities, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with Section 3808(e) of the Business Trust Act, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such Liquidation, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Coupon Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities, shall, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with Section 3808(e) of the Business Trust Act, be distributed on a Pro Rata basis to the Holders of the Securities.

                  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis in accordance with paragraph 9 below.

4.       Redemption and Distribution.

         (a) Upon the repayment of the Debentures in whole or in part, whether at maturity or upon redemption (either at the option of the Debenture Issuer or pursuant to a Special Event), the proceeds from such repayment or payment shall be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed at a redemption price per Security equal to the redemption price of the Debentures, together with accrued and unpaid Distributions thereon through the date of the redemption, payable in cash (the "Redemption Price"). Holders will be given not less than 30 (or in the case of a redemption at the option of the Debenture Issuer, not less than 20) nor more than 60 days' notice of such redemption.

         (b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Preferred Securities will be redeemed Pro Rata and the Preferred Securities to be redeemed will be as described in paragraph 4(f)(ii) below.

         (c) If, at any time, a Tax Event shall occur and be continuing the Sponsor shall cause the Regular Trustees to dissolve the Trust and, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with
                  Section 3808(e) of the Business Trust Act, cause Debentures to be distributed to the Holders of the Securities in liquidation of the Trust within 90 days following the occurrence of such Tax Event (the "90 Day Period"); provided, however, that such dissolution, liquidation and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of a nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the Holders of the Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of Debentures, and (ii) the Sponsor being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Sponsor, will have no adverse effect on the Trust, the Sponsor or the Holders of the Securities and will involve no material cost ("Ministerial Action").

                                    If (i) the Debenture Issuer has received an
                  opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel (reasonably acceptable to the Regular Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Debenture Issuer would be precluded from deducting the interest on the Debentures for United States federal income tax purposes, even after the Debentures were distributed to the Holders of Securities upon liquidation of the Trust as described in this paragraph 4(c), or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Debenture Issuer shall have the right, upon not less than 30 nor more than 60 days' notice, and within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part) for cash, at par plus accrued and unpaid interest and, following such redemption, all the Securities will be redeemed by the Trust at the liquidation preference of $50 per Security plus accrued and unpaid distributions; provided, however, that, if at the time there is available to the Debenture Issuer or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some Ministerial Action, the Trust or the Debenture Issuer will pursue such Ministerial Action in lieu of redemption. In lieu of the foregoing options, the Sponsor will also have the option of causing the Preferred Securities to remain outstanding and pay Additional Interest on the Debentures.

                                    "Tax Event" means that the Sponsor shall
                  have received an opinion of a nationally recognized independent tax counsel (reasonably acceptable to the Regular Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein, or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of the Offering Memorandum), which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of the Offering Memorandum, there is more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to interest received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties, assessments or other governmental charges of whatever nature imposed by the United States, or any other taxing authority, or (iii) interest payable by the Debenture Issuer to the Trust on the Debentures is not or will not be deductible by the Debenture Issuer for United States federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Debenture Issuer for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Debentures until the interest payment related to such OID is paid by the Debenture Issuer in money; provided, that such Change in Tax Law does not create more than an insubstantial risk that the Debenture Issuer will be prevented from taking a deduction for OID accruing with respect to the Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Debenture Issuer in money.


                                    If an Investment Company Event (as
                  hereinafter defined) shall occur and be continuing, the Sponsor shall cause the Regular Trustees to dissolve the Trust and, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with Section 3808(e) of the Business Trust Act, cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust within 90 days following the occurrence of such Investment Company Event.

                                    "Investment Company Event" means the
                  occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), to the effect that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of the Offering Memorandum.

                                    After the date fixed for any distribution of
                  Debentures: (i) the Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee (or any successor Clearing Agency or its nominee), as record Holder of Preferred Securities represented by global certificates, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing Securities, except for certificates representing Preferred Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissuance.

         (d) The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

         (e) If the Debentures are distributed to the Holders of the Securities, pursuant to the terms of the Indenture, the Debenture Issuer will use its best efforts to have the Debentures listed on any exchange on which the Preferred Securities were listed immediately prior to the distribution of the Debentures.

         (f)      "Redemption or Distribution Procedures."

                  (i) Notice of any redemption of, or notice of dis-tribution of Debentures in exchange for the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not less than 30 (or in the case of a redemption at the option of the Debenture Issuer, not less than 20) nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 4(f)(i), a Redemption/ Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage pre-paid, to Holders of Securities. Each Redemp-tion/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                  (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Preferred Securities, it being under-stood that, in respect of Preferred Securities registered in the name of and held of record by the Depositary or its nominee (or any successor Clearing Agency or its nominee), the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

                  (iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this paragraph 4 (which notice will be irrevocable), then (A) with re-spect to Preferred Securities held in book-entry form, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will deposit irrevocably with the Depositary or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to such Preferred Securities and will give the Depositary irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of such Preferred Securities represented by the Global Preferred Securities, and (B) with respect to Preferred Securities issued in certificated form and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Paying Agent funds suffi-cient to pay the amount payable on redemption to the Holders of such Securities upon surrender of their certificates. If a Redemption/Distribution Notice shall have been given and funds deposited as required, then on the date of such deposit, all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

                  (iv) In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of or exchange of any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

                  (v) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to (A) in the case of Preferred Securities held in book-entry form, the Depositary and, in the case of Securities held in certificated form, the Holders of such certificates and (B) in respect of the Common Securities, the Holder thereof.

                  (vi) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

5.       Conversion Rights.

         The Holders of Securities shall have the right at any time, beginning 60 days following the first date of original issuance of the Preferred Securities through the close of business on February 25, 2012 (or, in the case of Securities called for redemption, prior to the close of business on the Business Day prior to the redemption date), at their option, to cause the Conversion Agent to convert Securities, on behalf of the converting Holders, into shares of Common Stock, par value $0.0675 per share (the "Common Stock"), of the Debenture Issuer in the manner described herein on and subject to the following terms and conditions:

         (a) The Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock of the Debenture Issuer pursuant to the Holder's direction to the Conversion Agent to exchange such Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Security per $50 principal amount of Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock of the Debenture Issuer at an initial conversion rate of 1.1655 shares of Common Stock of the Debenture Issuer per $50 principal amount of Debentures (which is equivalent to a conversion price of $42.90 per share of Common Stock of the Debenture Issuer, subject to certain adjustments set forth in the terms of the Debentures (as so adjusted, "Conversion Price")).

         (b) In order to convert Securities into Common Stock of the Debenture Issuer the Holder shall submit to the Conversion Agent at the office referred to above an irrevocable request to convert Securities on behalf of such Holder (the "Conversion Request"), together, if the

                  Securities are in certificated form, with such certificates. The Conversion Request shall (i) set forth the number of Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock of the Debenture Issuer should be issued and (ii) direct the Conversion Agent (a) to exchange such Securities for a portion of the Debentures held by the Trust (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Debentures on behalf of such Holder, into Common Stock of the Debenture Issuer (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall notify the Trust of the Holder's election to exchange Securities for a portion of the Debentures held by the Trust and the Trust shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify the Debenture Issuer of the Holder's election to convert such Debentures into shares of Common Stock of the Debenture Issuer. Holders of Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such securities on the corresponding Distribution payment date notwithstanding the conversion of such Securities following such record date but prior to such distribution payment date. Except as provided above, neither the Trust nor the Sponsor will make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions accrued on the Securities (including any Additional Payments accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Common Stock of the Debenture Issuer issued upon such conversion. The Debenture Issuer shall make no payment or allowance for distributions on the shares of Common Stock of the Debenture Issuer issued upon such conversion, except to the extent that such shares of Common Stock of the Debenture Issuer are held of record on the record date for any such distributions and except as provided in
                  Section 1309 of the Indenture. Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Securities is received the Trust in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock of the Debenture Issuer issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock of the Debenture Issuer at such time. As promptly as practicable on or after the Conversion Date, the Debenture Issuer shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock of the Debenture Issuer issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

         (c) Each Holder of a Security by his acceptance thereof appoints The Bank of New York "Conversion Agent" for the purpose of effecting the conversion of Securities in accordance with this Section. In effecting the conversion and transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Securities from time to time for Debentures held by the Trust in connection with the conversion of such Securities in accordance with this Section and (ii) to convert all or a portion of the Debentures into Common Stock of the Debenture Issuer and thereupon to deliver such shares of Common Stock of the Debenture Issuer in accordance with the provisions of this Section and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

         (d) No fractional shares of Common Stock of the Debenture Issuer will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash (based on the last reported sale price of the Common Stock of the Debenture Issuer on the date such Securities are surrendered for conversion) by the Debenture Issuer to the Trust, which in turn will make such payment to the Holder or Holders of Securities so converted.

         (e) The Debenture Issuer shall at all times reserve and keep available out of its authorized and unissued Common Stock of the Debenture Issuer, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock of the Debenture Issuer as shall from time to time be issuable upon the conversion of all the Debentures then outstanding. Notwithstanding the foregoing, the Debenture Issuer shall be entitled to deliver upon conversion of Debentures, shares of Common Stock of the Debenture Issuer reacquired and held in the treasury of the Debenture Issuer (in lieu of the issuance of authorized and unissued shares of Common Stock of the Debenture Issuer), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock of the Debenture Issuer issued upon conversion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Trust shall deliver the shares of Common Stock of the Debenture Issuer received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for transfer, stamp or withholding taxes. Each of the Debenture Issuer and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock of the Debenture Issuer (and all requirements to list the Common Stock of the Debenture Issuer issuable upon conversion of Debentures that are at the time applicable), in order to enable the Debenture Issuer to lawfully issue Common Stock of the Debenture Issuer to the Trust upon conversion of the Debentures and the Trust to lawfully deliver the Common Stock of the Debenture Issuer to each Holder upon conversion of the Securities.

         (f) The Debenture Issuer will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock of the Debenture Issuer on conversion of Debentures and the delivery of the shares of Common Stock of the Debenture Issuer by the Trust upon conversion of the Securities. The Debenture Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock of the Debenture Issuer in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Trust or Debenture Issuer, as the case may be, the amount of any such tax, or has established to the satisfaction of the Trust or Debenture Issuer, as the case may be, that such tax has been paid.

         (g) Nothing in the preceding paragraph (f) shall limit the requirement of the Trust or Debenture Issuer, as the case may be, to withhold taxes pursuant to the terms of the Securities or set forth in this Annex I to the Declaration or to the Declaration itself or otherwise require the Property Trustee or the Trust to pay any amounts on account of such withholdings.

6.       Voting Rights - Preferred Securities.

         (a) Except as provided under paragraphs 6(b) and 7, in the Business Trust Act and as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.

                  Subject to the requirements set forth in this paragraph, following an Event of Default, the Holders of a majority in liquidation amount of the Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that where a consent under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall be under no obligation to revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any action in accordance with the directions of the Holders of the Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures.

                  If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (other than pursuant to a valid extension of the interest payment period by the Debenture Issuer pursuant to
                  Section 312 of the Indenture) (or in the case of redemption on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder (a "Direct Action") of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder on or after the respective due date specified in the Debentures. In addition, if the Property Trustee fails to enforce its rights under the Debentures (other than rights arising from an Event of Default described in the immediately preceding sentence) after any Holder of Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Preferred Securities may, to the fullest extent permitted by law, thereafter institute a Direct Action to enforce the Property Trustee's rights as Holder of the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures. In connection with any Direct Action, the Debenture Issuer will be subrogated to the rights of such Holder of Preferred Securities under the Declaration to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities in such Direct Action.

                  Any required approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                  No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

                  Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

7.       Voting Rights Common Securities.

         (a) Except as provided under paragraphs 7(b), (c) and 8, in the Business Trust Act and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

         (b) The Holders of the Common Securities are entitled, in accordance with Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

         (c) Subject to Section 2.6 of the Declaration and only after the Event of Default with respect to the Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceed-ing for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 606 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required; provided that, where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this paragraph 7(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures. If the Property Trustee fails to enforce its rights under the Debentures after a Holder of Common Securities has made a written request, such Holder of Common Securities may institute a legal proceeding directly against the Debenture Issuer or any other Person to enforce the Property Trustee's rights under the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person.

                  Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon

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



                  which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                  No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

8.       Amendments to Declaration and Indenture.

         (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolu-tion, winding-up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of Securities as a class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities affected thereby, voting together as a single class; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securi-ties or only the Common Securities, then only the affected class will be entitled to vote on such amend-ment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

         (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Inden-ture with respect to any amendment, modification or termination on the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termi-nation as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of greater than a majority in aggregate principal amount of the Debentures (a "Super Majority"), the Property Trustee may only give such consent at the written direction of the Holders of at least the same propor-tion in aggregate stated liquidation preference of the

                  Securities; provided, further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this paragraph 8(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

9.       Pro Rata.

                  A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate liquidation amount of Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

10.      Ranking.

                  The Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Common Securities except that, where an Event of Default occurs and is continuing under the Indenture in respect of the Debentures held by the Property Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Preferred Securities.

11.      Acceptance of Securities Guarantee and Indenture.

                  Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.

12.      No Preemptive Rights.

                  The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

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13.      Miscellaneous.

                  These terms constitute a part of the Declaration.

                  The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

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